===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                 SCHEDULE 14D-1
              (TENDER OFFER STATEMENT PURSUANT TO SECTION 14(D)(1)
                    OF THE SECURITIES EXCHANGE ACT OF 1934)

                           --------------------------

                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                               (Subject Company)

                            CALENERGY COMPANY, INC.
                             CE ELECTRIC (NY), INC.
                                    (Bidder)

                  COMMON STOCK, PAR VALUE $6.66 2/3 PER SHARE
                         (Title of Class of Securities)

                                   649840105
                     (CUSIP Number of Class of Securities)

                           --------------------------

                            STEVEN A. MCARTHUR, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            CALENERGY COMPANY, INC.
                        302 SOUTH 36TH STREET, SUITE 400
                             OMAHA, NEBRASKA 68131
                                 (402) 341-4500
            (Name, Address and Telephone Number of Person Authorized
           to Receive Notices and Communications on Behalf of Bidder)

                                   Copies to:
                             PETER J. HANLON, ESQ.
                           MICHAEL A. SCHWARTZ, ESQ.
                            WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 821-8000

                           CALCULATION OF FILING FEE
===============================================================================
TRANSACTION                                                       AMOUNT OF
VALUATION*                                                      FILING FEE**
===============================================================================
$160,246,415                                                     $32,049.28
===============================================================================

* For purposes of calculating the filing fee only. This calculation assumes the purchase of 6,540,670 shares of Common Stock, par value $6.66 2/3 per share, of New York State Electric & Gas Corporation at $24.50 net per share in cash.

** The amount of the filing fee, calculated in accordance with Rule 0-11(d) under the Securities Exchange Act of 1934, equals 1/50 of one percent of the aggregate value of cash offered by CE Electric (NY), Inc. for such number of shares.

[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and date of its filing.

Amount Previously Paid:  Not Applicable           Filing Party:  Not Applicable
Form of Registration No.: Not Applicable          Date Filed:  Not Applicable

1) Names of Reporting Persons S.S. or I.R.S. Identification Nos. of Above Persons CalEnergy Company, Inc.: 94 - 2213782

-------------------------------------------------------------------------------

2)       Check the Appropriate Box if a Member of a Group

         (a) X
            ...................................................................
         (b)
            ...................................................................

-------------------------------------------------------------------------------

3)       SEC Use Only
                     ..........................................................

-------------------------------------------------------------------------------

4)       Sources of Funds              WC
                         ......................................................

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5)       Check if Disclosure of Legal Proceedings is Required Pursuant to Items
         2(e) or 2(f)
                     ..........................................................

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6)       Citizenship or Place of Organization          DE
                                             ..................................

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7)       Aggregate Amount Beneficially Owned by Each Reporting Person  241,100
                                                                     ..........

-------------------------------------------------------------------------------

8)       Check if the Aggregate Amount in Row (7) Excludes Certain Shares

         ......................................................................

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9)       Percent of Class Represented by Amount in Row (7)    0.35%
                                                          .....................

-------------------------------------------------------------------------------

10)      Type of Reporting Person      CO
                                 ..............................................

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

1) Names of Reporting Persons S.S. or I.R.S. Identification Nos. of Above Persons CE Electric (NY), Inc.: (applied for)

-------------------------------------------------------------------------------

2)       Check the Appropriate Box if a Member of a Group

         (a) X
            ...................................................................
         (b)
            ...................................................................

-------------------------------------------------------------------------------

3)       SEC Use Only
                     ..........................................................

-------------------------------------------------------------------------------

4)       Sources of Funds              AF
                         ......................................................

-------------------------------------------------------------------------------


5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(e) or 2(f)
                     ..........................................................

-------------------------------------------------------------------------------

6)       Citizenship or Place of Organization          NY
                                             ..................................

-------------------------------------------------------------------------------

7)       Aggregate Amount Beneficially Owned by Each Reporting Person  241,100
                                                                     ..........

-------------------------------------------------------------------------------

8)       Check if the Aggregate Amount in Row (7) Excludes Certain Shares

         ......................................................................

-------------------------------------------------------------------------------

9)       Percent of Class Represented by Amount in Row (7)    0.35%
                                                          .....................

-------------------------------------------------------------------------------

10)      Type of Reporting Person      CO
                                 ..............................................

-------------------------------------------------------------------------------

Item 1.  Security and Subject Company.

         (a) The name of the subject company is New York State Electric & Gas Corporation, a New York corporation (the "Company"), which has its principal executive offices at Dryden Road, P.O. Box 3287, Ithaca, New York 14852-3287.

         (b) This Statement on Schedule 14D-1 relates to an offer by CE Electric (NY), Inc., a New York corporation (the "Purchaser") and a wholly owned subsidiary of CalEnergy Company, Inc. ("CalEnergy"), to purchase 6,540,670 shares of common stock, par value $6.66 2/3 per share (the "Shares"), of the Company at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 18, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together with the Offer to Purchase constitutes the "Offer"), copies of which are attached hereto as Exhibits (a)(1) and (a)(2), respectively. The information set forth in the Introduction to the Offer to Purchase is incorporated herein by reference.

         (c) The information concerning the principal market for, and the prices of, the Shares set forth in Section 6 ("Price Range of Shares; Dividends") of the Offer to Purchase is incorporated herein by reference.

Item 2.  Identity and Background.

         (a)-(d), (g) The information set forth in the Introduction and Section 9 ("Certain Information Concerning the Purchaser and CalEnergy") of the Offer to Purchase and Schedule I thereto is incorporated herein by reference.

         (e)-(f) Neither the Purchaser, CalEnergy nor any persons controlling the Purchaser, nor, to the best of Purchaser's knowledge, any of the persons listed on Schedule I to the Offer to Purchase, has during the last five years
(i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

Item 3. Past Contacts, Transactions or Negotiations with the Subject Company.

         (a)-(b) The information set forth in Section 9 ("Certain Information Concerning the Purchaser and CalEnergy"), Section 10 ("Background of the Offer; Contacts with the Company") and Section 11 ("Purpose of the Offer") of the Offer to Purchase is incorporated herein by reference.

Item 4.  Source and Amount of Funds or Other Consideration.

         (a) The information set forth in Section 13 ("Source and Amount of Funds") of the Offer to Purchase is incorporated herein by reference.

         (b), (c) Not applicable.

Item 5. Purpose of the Tender Offer and Plans or Proposals of the Bidder.

         (a)-(e) The information set forth in the Introduction and Section 10 ("Background of the Offer; Contacts with the Company") and Section 11 ("Purpose of the Offer") of the Offer to Purchase is incorporated herein by reference.

         (f)-(g) The information set forth in Section 7 ("Effect of the Offer on the Market for the Shares and Exchange Act Registration") of the Offer to Purchase is incorporated herein by reference.

Item 6.  Interest in Securities of the Subject Company.

         (a) The information set forth in the Introduction and Section 9 ("Certain Information Concerning the Purchaser and CalEnergy") of the Offer to Purchase is incorporated herein by reference.

         (b) The information set forth on Schedule II to the Offer to Purchase is incorporated herein by reference.

Item 7. Contracts, Arrangements, Understandings or Relationships with Respect to the Subject Company's Securities.

         The information set forth in the Introduction and Section 9 ("Certain Information Concerning the Purchaser and CalEnergy") and Section 11 ("Purpose of the Offer") of the Offer to Purchase is incorporated herein by reference.

Item 8.  Persons Retained, Employed or To Be Compensated.

         The information set forth in the Introduction and Section 16 ("Fees and Expenses") of the Offer to Purchase is incorporated herein by reference.

Item 9.  Financial Statements of Certain Bidders.

         The information set forth in Section 9 ("Certain Information Concerning the Purchaser and CalEnergy") of the Offer to Purchase is incorporated herein by reference.

Item 10.  Additional Information.

         (a) The information set forth in the Introduction, Section 10 ("Background of the Offer; Contacts with the Company") and Section 11 ("Purpose of the Offer") of the Offer to Purchase is incorporated herein by reference.

         (b)-(c) The information set forth in the Introduction and Section 15 ("Certain Legal Matters") of the Offer to Purchase is incorporated herein by reference.

         (d) The information set forth in Section 7 ("Effect of the Offer on the Market for the Shares and Exchange Act Registration"), Section 12 ("Certain Conditions of the Offer") and Section 15 ("Certain Legal Matters") of the Offer to Purchase is incorporated herein by reference.

         (e) To the best knowledge of the Purchaser and CalEnergy, there are no pending legal proceedings relating to the Offer.

         (f) The information set forth in the Offer to Purchase and the Letter of Transmittal, copies of which are attached hereto as Exhibits (a)(1) and
(a)(2), respectively, is incorporated herein by reference in its entirety.

Item 11. Material To Be Filed as Exhibits.

         (a)(1) Offer to Purchase, dated July 18, 1997.

         (a)(2) Letter of Transmittal.

         (a)(3) Notice of Guaranteed Delivery.

         (a)(4) Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

         (a)(5) Letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to their Clients.

         (a)(6) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         (a)(7) Form of Summary Advertisement, dated July 18, 1997.

         (a)(8) Text of Press Release issued by CalEnergy Company, Inc., dated July 15, 1997.

         (a)(9) Text of Press Release issued by CalEnergy Company, Inc., dated July 18, 1997.

         (b)    None.

         (c) Engagement Letter, dated July 14, 1997, among CalEnergy Company, Inc., Lehman Brothers Inc. and Credit Suisse First Boston Corporation.

         (d)    None.

         (e)    Not Applicable.

         (f)    None.

                                   Signatures
                                   ----------

         After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated:  July 18, 1997

                                            CE ELECTRIC (NY), INC.


                                            By: /s/ Steven A. McArthur
                                               -------------------------------
                                               Steven A. McArthur, Esq.
                                               Senior Vice President
                                               General Counsel and Secretary



                                            CALENERGY COMPANY, INC.


                                            By: /s/ Steven A. McArthur
                                               -------------------------------
                                               Steven A. McArthur, Esq.
                                               Senior Vice President
                                               General Counsel and Secretary

                                 EXHIBIT INDEX

Exhibit                            Description                     Page No.
  No.                              -----------                 in Sequentially
-------                                                       Numbered Schedule
                                                              -----------------

(a)(1)        Offer to Purchase, dated July 18, 1997.

(a)(2)        Letter of Transmittal.

(a)(3)        Notice of Guaranteed Delivery.

(a)(4)        Letter to Brokers, Dealers, Commercial Banks,
              Trust Companies and Other Nominees.

(a)(5)        Letter from Brokers, Dealers, Commercial
              Banks, Trust Companies and Other Nominees to their Clients.

(a)(6)        Guidelines for Certification of Taxpayer
              Identification Number on Substitute Form W-9.

(a)(7)        Form of Summary Advertisement, dated July 18,
              1997.

(a)(8)        Text of Press Release issued by CalEnergy
              Company, Inc. dated July 15, 1997

(a)(9)        Text of Press Release issued by CalEnergy
              Company, Inc. dated July 18, 1997.

(b)           None.

(c)           Engagement Letter, dated July 14, 1997, among
              CalEnergy Company, Inc., Lehman Brothers Inc.
              and Credit Suisse First Boston Corporation.

(d)           None.

(e)           Not Applicable.

(f)           None.

                                                            Exhibit (a)(1)


                           OFFER TO PURCHASE FOR CASH
                        6,540,670 SHARES OF COMMON STOCK
                                       OF

                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                                       AT
                              $24.50 NET PER SHARE
                                       BY

                             CE ELECTRIC (NY), INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                            CALENERGY COMPANY, INC.

       THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
  AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS
                             THE OFFER IS EXTENDED.

   THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH, TOGETHER WITH SHARES BENEFICIALLY OWNED BY THE PURCHASER AND ITS AFFILIATES, REPRESENTS AT LEAST 9.9% OF THE SHARES OUTSTANDING AND (2) THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS IMPOSED BY THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE REGULATIONS THEREUNDER. THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER TERMS AND CONDITIONS CONTAINED IN THIS OFFER TO PURCHASE.

   THE OFFER IS NOT CONDITIONED UPON THE PURCHASER OBTAINING FINANCING.

                          ----------------------------

                                  IMPORTANT

   Any shareholder desiring to tender all or any portion of his Shares should either (1) complete and sign the enclosed Letter of Transmittal or a facsimile thereof in accordance with the instructions in the Letter of Transmittal, have his signature thereon guaranteed if required by Instruction 1 of the Letter of Transmittal and mail or deliver the Letter of Transmittal or such facsimile with his certificates evidencing his Shares and any other required documents to the Depositary, or follow the procedure for book-entry transfer of Shares set forth in Section 4, or (2) request his broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him. Shareholders having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender their Shares so registered.

   A shareholder who desires to accept the Offer and tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, should tender such Shares by following the procedures for guaranteed delivery set forth in Section 4.

   Questions and requests for assistance may be directed to the Information Agent or to the Dealer Managers at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.

                    The Dealer Managers for the Offer are:

LEHMAN BROTHERS                                      CREDIT SUISSE FIRST BOSTON

July 18, 1997

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
INTRODUCTION ..........................................................................     1
THE TENDER OFFER ......................................................................     3
1. Terms of the Offer; Expiration Date; Proration......................................     3
2. Acceptance for Payment and Payment for Shares ......................................     4
3. Withdrawal Rights ..................................................................     5
4. Procedure for Tendering Shares .....................................................     6
5. Certain Federal Income Tax Consequences ............................................     8
6. Price Range of Shares; Dividends ...................................................     9
7. Effect of the Offer on the Market for the Shares and Exchange Act Registration  ....    10
8. Certain Information Concerning the Company .........................................    10
9. Certain Information Concerning the Purchaser and CalEnergy .........................    11
10. Background of the Offer; Contacts with the Company ................................    12
11. Purpose of the Offer ..............................................................    15
12. Certain Conditions of the Offer ...................................................    16
13. Source and Amount of Funds ........................................................    19
14. Dividends and Distributions .......................................................    19
15. Certain Legal Matters .............................................................    19
16. Fees and Expenses .................................................................    22
17. Miscellaneous .....................................................................    23
SCHEDULE I  --DIRECTORS AND OFFICERS OF THE PURCHASER AND CALENERGY
SCHEDULE II --SCHEDULE OF TRANSACTIONS IN SHARES DURING THE PAST 60 DAYS BY THE
              PURCHASER, CALENERGY AND THEIR AFFILIATES
SCHEDULE III--CERTAIN ADDITIONAL INFORMATION ABOUT THE PURCHASER AND CALENERGY

TO ALL HOLDERS OF SHARES OF COMMON STOCK OF NEW YORK STATE ELECTRIC & GAS
CORPORATION:

                                 INTRODUCTION

   CE Electric (NY), Inc., a New York corporation (the "Purchaser") and a wholly owned subsidiary of CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), hereby offers to purchase 6,540,670 shares ("Shares") of common stock, par value $6.66 2/3 per share (the "Common Stock"), of New York State Electric & Gas Corporation, a New York corporation (the "Company"), at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer"). Tendering holders will be entitled to retain the regular 35 cents cash dividend payable in August 1997. See Section 14.

   Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. The Purchaser will pay all charges and expenses of Lehman Brothers Inc. ("Lehman Brothers") and Credit Suisse First Boston Corporation ("Credit Suisse First Boston", and together with Lehman Brothers, the "Dealer Managers"), IBJ Schroder Bank & Trust Company (the "Depositary") and MacKenzie Partners, Inc. (the "Information Agent") incurred in connection with the Offer.

   The $24.50 per Share consideration offered pursuant to the Offer represents a premium of approximately 17.4% over the closing price of the Common Stock on the New York Stock Exchange, Inc. (the "NYSE") on June 30, 1997, the day an affiliate of CalEnergy commenced purchases of Common Stock in the open market. CalEnergy and its affiliates currently own approximately 0.35% of the outstanding Common Stock. The Offer is not subject to any financing or regulatory approval condition, other than the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

   As described more fully below, on July 10, 1997, David L. Sokol, the Chairman and Chief Executive Officer of CalEnergy met with Wesley W. von Schack, the Chairman, Chief Executive Officer and President of the Company to discuss the possibility of a business combination between the Company and CalEnergy. Subsequent to that meeting, Mr. von Schack called Mr. Sokol to inform him that the Board of Directors of the Company, at a meeting on July 11, 1997, had determined that discussions of this opportunity were not a priority and could not be conducted on the timely basis which Mr. Sokol had outlined in their meeting. As a result of this decision by the Company's Board of Directors, on July 15, 1997, CalEnergy and the Purchaser announced their intention to commence the Offer, and on July 18, 1997 CalEnergy and the Purchaser commenced the Offer. See Section 10.

   The purpose of the Offer is to enable the Purchaser to acquire that number of Shares which, together with the Shares currently beneficially owned by the Purchaser and its affiliates, will represent 9.9% of the total number of Shares outstanding. In order for the Purchaser to acquire more than 9.9% of the outstanding Shares, the Purchaser will be required to obtain certain regulatory approvals, including approvals from the Public Service Commission of the State of New York and the Federal Energy Regulatory Commission. See
Section 15.

   Following completion of the Offer, the Purchaser intends to seek regulatory approvals permitting the acquisition and ownership of 100% of the Common Stock and thereafter to acquire all of the outstanding Shares it does not then own. See Section 15. In order to make such acquisition, the Purchaser currently intends, following completion of the Offer, to offer (the "Subsequent Offer") to acquire all of the Common Stock it does not then own.

   The Subsequent Offer will be subject to a number of conditions to which the Offer is not subject, including the receipt of all required regulatory approvals, the availability of financing, the inapplicability of certain takeover defenses and certain other conditions. As a result of the regulatory approval requirement, the Purchaser believes that the Subsequent Offer will not be capable of being consummated for a significant period of time after it is commenced. See Section 15. The Purchaser expects that the consideration to be paid in the Subsequent Offer will be higher than the consideration to be paid in the Offer, but no assurance can be given that the net present value of that consideration will be higher than the sum of the consideration to be paid in the Offer plus the net present value of any regular dividends that may be paid prior to the time the Subsequent Offer can be completed. The consideration to be paid in the Subsequent Offer may be cash, securities or a combination thereof.

   CalEnergy and the Purchaser intend to continue their efforts to seek to negotiate an acquisition agreement with the Company. No assurance can be given, however, that any such negotiations will be entered into or successfully completed, or as to the terms of any agreement that may be reached. If the current Board of Directors of the Company continues to refuse to negotiate with CalEnergy and the Purchaser, CalEnergy and the Purchaser plan to take actions to remove and replace the current Board of Directors either through a consent solicitation or through a proxy contest.

   Lehman Brothers and Credit Suisse First Boston have delivered to CalEnergy fully underwritten offers to provide the Purchaser with the full amount of financing for the Subsequent Offer at a price up to $27.50 per Share.

   THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS EXTENDED.

   THE PURCHASER AND ITS AFFILIATES RESERVE THE RIGHT, FOLLOWING COMPLETION OR TERMINATION OF THE OFFER AND EITHER PRIOR OR SUBSEQUENT TO OR IN LIEU OF THE SUBSEQUENT OFFER, TO ACQUIRE SHARES THROUGH MARKET PURCHASES, PRIVATELY NEGOTIATED TRANSACTIONS, A MERGER OR OTHER BUSINESS COMBINATION OR ANY COMBINATION OF THE FOREGOING.

   THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH, TOGETHER WITH SHARES BENEFICIALLY OWNED BY THE PURCHASER AND ITS AFFILIATES, REPRESENTS AT LEAST 9.9% OF THE SHARES OUTSTANDING (THE "MINIMUM TENDER CONDITION") AND (2) THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS IMPOSED BY THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE REGULATIONS THEREUNDER (THE "HSR ACT"). CERTAIN OTHER CONDITIONS TO CONSUMMATION OF THE OFFER ARE DESCRIBED IN SECTION 12. THE PURCHASER EXPRESSLY RESERVES THE RIGHT TO WAIVE ANY ONE OR MORE OF THE CONDITIONS TO THE OFFER.

   The Minimum Tender Condition. The Minimum Tender Condition requires that there be validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with Shares beneficially owned by the Purchaser and its affiliates, represents at least 9.9% of the Shares outstanding. According to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (the "March 10-Q"), as of April 30, 1997 there were 68,502,727 Shares outstanding. An affiliate of the Purchaser beneficially owns 241,100 Shares, representing, based on information in the March 10-Q, approximately 0.35% of the outstanding Shares. Based on the foregoing and assuming no repurchases or issuances of Shares, the 6,540,670 Shares sought pursuant to the Offer, together with the 241,100 Shares held by an affiliate of the Purchaser, will satisfy the Minimum Tender Condition. The Shares beneficially owned by the Purchaser and CalEnergy were recently acquired in open market purchases. See Schedule II.

   THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                               THE TENDER OFFER

   1. TERMS OF THE OFFER; EXPIRATION DATE; PRORATION. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), the Purchaser will accept for payment and pay for 6,540,670 Shares tendered on or before the Expiration Date (as defined below) and not theretofore withdrawn in accordance with Section 3. The term "Expiration Date" means 12:00 Midnight, New York City time, on Thursday, August 14, 1997, unless the Purchaser, in its sole discretion, shall have extended the period of time for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by the Purchaser, shall expire. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 Midnight, New York City time.

   If any or all of the conditions set forth in Section 12 are not satisfied prior to the Expiration Date, the Purchaser may elect to (i) extend the Offer and retain all tendered Shares until the expiration of the Offer, as extended, subject to the terms of the Offer (including any rights of tendering shareholders to withdraw their Shares), (ii) terminate the Offer and not accept for payment any Shares and return all tendered Shares to tendering shareholders or (iii) waive any or all conditions and, subject to complying with applicable rules and regulations of the Commission, accept for payment all Shares validly tendered. The Purchaser reserves the right to accept for payment and to pay for more than 6,540,670 Shares pursuant to the Offer, although it has no present intention to do so.

   Upon the terms and subject to the conditions of the Offer, if more than 6,540,670 Shares (or such greater number of Shares as the Purchaser elects to accept for payment and pay for) shall be validly tendered and not withdrawn prior to the Expiration Date, the Purchaser will, upon the terms and subject to the conditions of the Offer, purchase 6,540,670 Shares (or such greater number of Shares) on a pro rata basis (with adjustments to avoid purchases of fractional Shares) based upon the number of Shares validly tendered and not withdrawn prior to the Expiration Date. If fewer than 6,540,670 Shares are validly tendered by the Expiration Date and not withdrawn, the Purchaser may
(i) terminate the Offer and return all tendered Shares to tendering shareholders or (ii) extend the Offer and retain such Shares until the expiration of the Offer as extended, subject to the terms of the Offer. The Purchaser does not presently intend to waive the condition that at least 6,540,670 Shares be validly tendered and not withdrawn prior to the Expiration Date. However, the Purchaser reserves the right to waive such condition.

   In the event that proration of tendered Shares is required, because of the difficulty of determining the precise number of Shares properly tendered and not withdrawn, the Purchaser may not be able to announce the final proration factor until approximately six NYSE trading days after the Expiration Date. Preliminary results of proration will be announced by press release as promptly as practicable after the Expiration Date. Shareholders may obtain such preliminary information from the Information Agent and may be able to obtain such information from their brokers. The Purchaser will not pay for any Shares accepted for payment pursuant to the Offer until the final proration factor is known.

   If, as a result of repurchases of outstanding Shares by the Company or for any other reason, the purchase by the Purchaser of 6,540,670 Shares pursuant to the Offer would cause the Purchaser to own more than 9.9% of the number of Shares then outstanding, the number of Shares to be purchased by the Purchaser pursuant to the Offer will be reduced by an appropriate number of Shares (to be determined by the Purchaser in its sole discretion) so that the purchase of Shares by the Purchaser pursuant to the Offer will not cause the Purchaser to own more than 9.9% of the number of Shares then outstanding.

   The Purchaser expressly reserves the right, in its sole judgment, at any time or from time to time, and regardless of whether any of the events set forth in Section 12 shall have occurred or shall have been determined by the Purchaser to have occurred, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, by giving oral or written notice of such extension to the Depositary and (ii) to amend the Offer in any respect by giving oral or written notice of such amendment to the Depositary. The rights reserved by the Purchaser in this paragraph are in addition to the Purchaser's rights to terminate the Offer pursuant to Section 12. Any such extension, amendment or termination will be followed as promptly as practicable by public announce-ment thereof, such announcement in the case of an extension to be issued not later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. The manner in which the Purchaser will make such public announcement may, if appropriate, be limited to a release to the Dow Jones News Service. The reservation by the Purchaser of the right to delay acceptance for payment of or payment for any Shares is subject to the provisions of applicable law, which require that the Purchaser pay the consideration offered or return the Shares deposited by or on behalf of shareholders promptly after termination or withdrawal of the Offer.

   If the Purchaser decides to increase or decrease the consideration offered in the Offer, or to increase or decrease the percentage of the outstanding number of Shares being sought (other than an increase in the number of Shares being sought that does not exceed 2% of the number of Shares outstanding), and if at the time that notice of such increase or decrease is first published, sent or given to holders of Shares in the manner specified above, the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice is first so published, sent or given, the Offer will be extended until the expiration of such period of ten business days. If the Purchaser waives any material condition to the Offer, or amends the Offer in any other material respect, the Purchaser will extend the Offer and disseminate additional tender offer materials to the extent required to comply with the Commission's interpretation of Rules 14d-4(c) and 14d-6(d) under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the change in terms or information.

   A request is being made to the Company pursuant to Rule 14d-5 of the Exchange Act for use of the Company's shareholder lists and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase, the related Letter of Transmittal and other relevant materials will be mailed to record holders of Shares, and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder lists or who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares by the Purchaser following receipt of such lists or listings from the Company, or by the Company if it so elects.

   2. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment, and will pay for, 6,540,670 Shares validly tendered before the Expiration Date and not properly withdrawn in accordance with Section 3 (including Shares validly tendered and not withdrawn during any extension of the Offer, if the Offer is extended, subject to the terms and conditions of such extension) as soon as practicable after the last to occur of (i) the Expiration Date and (ii) the expiration or termination of the waiting period under the HSR Act, in connection with the filings to be made related to the Offer. In addition, the Purchaser expressly reserves the right, in its sole discretion, to delay the acceptance for payment of or payment for Shares in order to comply, in whole or in part, with any other applicable law. Any such delays will be effected in compliance with Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer).

   The per Share consideration paid to any shareholder pursuant to the Offer will be the highest per Share consideration paid to any other shareholder pursuant to the Offer. In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares (or timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities")), pursuant to the procedures set forth in Section 4, (ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

   The term "Agent's Message" means a message, transmitted by a Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Shares, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Purchaser may enforce such agreement against the participant.

   Payment for Shares accepted for payment pursuant to the Offer may be delayed in the event of proration due to the difficulty of determining the number of Shares validly tendered and not withdrawn. See Section 1.

   A Notification and Report Form with respect to the Offer was filed under the HSR Act on July 17, 1997, and the waiting period with respect to the Offer under the HSR Act will expire at 11:59 P.M., New York City time, on August 1, 1997. Before such time, however, either the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") may extend the waiting period by requesting additional information or material from the Purchaser. If such request is made, the waiting period will expire at 11:59 P.M., New York City time, on the tenth calendar day after the Purchaser has substantially complied with such request. Thereafter, the waiting period may be extended only by court order or with the Purchaser's consent. See Section 15.

   For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares properly tendered to the Purchaser and not withdrawn, if, as and when the Purchaser gives oral or written notice to the Depositary of its acceptance for payment of the tenders of such Shares. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for the tendering shareholders for purposes of receiving payment from the Purchaser and transmitting payment to tendering shareholders.

   UNDER NO CIRCUMSTANCES WILL THE PURCHASER PAY INTEREST ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY DELAY IN MAKING SUCH PAYMENT.

   Upon the deposit of funds with the Depositary for the purpose of making payments to tendering shareholders, the Purchaser's obligation to make such payment shall be satisfied and tendering shareholders must thereafter look solely to the Depositary for payment of amounts owed to them by reason of the acceptance for payment of Shares pursuant to the Offer.

   If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason or are not paid for because of an invalid tender, or if certificates are submitted representing more Shares than are tendered, certificates representing unpurchased or untendered Shares will be returned, without expense to the tendering shareholder (or, in the case of Shares tendered by book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility as described in
Section 4, such Shares will be credited to an account maintained within such Book-Entry Transfer Facility), as soon as practicable following the expiration, termination or withdrawal of the Offer and determination of the final results of proration.

   As required by Commission rules, if the Purchaser were to vary the terms of the Offer by increasing the consideration to be paid per Share, the Purchaser will pay such increased consideration for all Shares purchased pursuant to the Offer, whether or not such Shares have been tendered prior to such increase in consideration.

   The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more direct or indirect subsidiaries of CalEnergy, the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer and will in no way prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

   3. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 3, tenders of Shares made pursuant to the Offer are irrevocable. Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date and, unless theretofore accepted for payment by the Purchaser as provided herein, may also be withdrawn at any time after September 16, 1997.

   If, for any reason whatsoever, acceptance for payment of any Shares tendered pursuant to the Offer is delayed, or if the Purchaser is unable to accept for payment or pay for Shares tendered pursuant to the Offer, then, without prejudice to the Purchaser's rights set forth herein, the Depositary may, nevertheless, on behalf of the Purchaser and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Shares, and such Shares may not be withdrawn except to the extent that the tendering shareholder is entitled to and duly exercises withdrawal rights as described in this Section 3. Any such delay will be accompanied by an extension of the Offer to the extent required by law.

   In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and, if certificates for Shares have been tendered, the name of the registered holder of Shares as set forth in the tendered certificate, if different from that of the person who tendered such Shares. If certificates for Shares ("Certificates") have been delivered or otherwise identified to the Depositary, then, before the physical release of such Certificates, the serial numbers shown on such Certificates must be submitted to the Depositary and the signatures on the notice of withdrawal must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program (collectively, "Eligible Institutions"), unless such Shares have been tendered for the account of any Eligible Institution. If Shares have been delivered pursuant to the procedures for book-entry delivery as set forth in Section 4, any notice of withdrawal must also specify the name and the number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with such Book-Entry Transfer Facility's procedures. Withdrawal of tenders of Shares may not be rescinded, and any Shares properly withdrawn will be deemed not to be validly tendered for purposes of the Offer. Withdrawn Shares may, however, be retendered by repeating one of the procedures described in Section 4 at any time before the Expiration Date.

   All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Purchaser, in its sole discretion, whose determination shall be final and binding. None of the Purchaser, CalEnergy, the Dealer Managers, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.

   4. PROCEDURE FOR TENDERING SHARES. To tender Shares validly pursuant to the Offer, a shareholder must cause a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Shares and any other required documents, to be received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase and must either cause certificates for tendered Shares to be received by the Depositary at one of such addresses or cause such Shares to be delivered pursuant to the procedures for book-entry delivery set forth below (and a Book-Entry Confirmation to be received by the Depositary), in each case before the Expiration Date, or (in lieu of the foregoing) such shareholder must comply with the guaranteed delivery procedure set forth below.

   The Depositary will establish accounts with respect to the Shares at the Book-Entry Transfer Facilities for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in any of the Book-Entry Transfer Facilities' systems may make book-entry delivery of the Shares by causing such Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedure for such transfer. However, although delivery of Shares may be effected through book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Shares, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase before the Expiration Date, or the tendering shareholder must comply with the guaranteed delivery procedure described below.

   DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

   Signatures on all Letters of Transmittal must be guaranteed by an Eligible Institution, except in cases where Shares are tendered (i) by registered holders of Shares (which term includes any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Shares) who has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 1 of the Letter of Transmittal. If the Certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made to a person other than the registered owner of the Certificates surrendered, then the Certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the Certificates, with the signature(s) on the Certificates or stock powers guaranteed as aforesaid. See Instruction 5 of the Letter of Transmittal.

   The method of delivery of Shares, the Letter of Transmittal and any other required documents, including delivery through a Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder, and delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

   Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Depositary will be required to withhold, and will withhold, 31% of the gross proceeds otherwise payable to a shareholder or other payee with respect to Shares purchased pursuant to the Offer if the shareholder does not provide his taxpayer identification number (social security number or employer identification number) and certify that such number is correct. Each tendering shareholder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the Purchaser and the Depositary.

   If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's Certificates are not immediately available or such shareholder cannot deliver the Certificates and all other required documents to the Depositary before the Expiration Date, such Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

     (a) such tender is made by or through an Eligible Institution; and

     (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Purchaser, is received by the Depositary, as provided below, on or before the Expiration Date; and

     (c) the certificates for all tendered Shares, in proper form for transfer (or a Book-Entry Confirmation), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal are received by the Depositary within three NYSE trading days after the date of execution of such Notice of Guaranteed Delivery to the Depositary.

   The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

   In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Certificates, or a Book-Entry Confirmation of such Shares,
(ii) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering shareholders at the same time, and will depend upon when Certificates or Book-Entry Confirmations of such Shares are received by the Depositary.

   By executing a Letter of Transmittal as set forth above, the tendering shareholder irrevocably appoints designees of the Purchaser, and each of them, as his attorneys-in-fact and proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such shareholder's rights with respect to the Shares tendered by such shareholder and accepted for payment by the Purchaser and with respect to any and all other Shares or other securities issued or issuable in respect of such Shares on or after the date of this Offer to Purchase. All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest in the tendered Shares. Such appointment will be effective when, and only to the extent that, the Purchaser accepts such Shares for payment. Upon such appointment, all prior proxies given by such shareholder will be revoked, and no subsequent proxies may be given by such shareholder (and if given, will not be deemed effective). The Purchaser's designees will be empowered, among other things, to exercise all voting and other rights of such shareholder as they in their sole discretion may deem proper at any annual, special or adjourned meeting of the shareholders of the Company or any consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for the Shares to be deemed validly tendered, immediately upon the Purchaser's acceptance for payment of such Shares, the Purchaser must be able to exercise full voting and other rights of a record and beneficial holder, including acting by written consent, with respect thereto.

   All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Purchaser, in its sole discretion, whose determination shall be final and binding. The Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any Shares of any particular shareholder whether or not similar defects or irregularities are waived in the case of other shareholders. None of the Purchaser, CalEnergy, the Depositary, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and of the instructions thereto) will be final and binding.

   The valid tender of Shares pursuant to one of the procedures described above will constitute the tendering shareholder's acceptance of the terms and conditions of the Offer. The Purchaser's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering shareholder and the Purchaser upon the terms and subject to the conditions of the Offer.

   5. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following summary is a general discussion of the material federal income tax consequences to shareholders of the Company who tender their Shares pursuant to the Offer. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations thereunder, administrative procedures, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision. No ruling has or will be requested from the Internal Revenue Service (the "Service") regarding the anticipated tax consequences described herein. The discussion set forth below does not discuss all aspects of federal income taxation that may be relevant to a particular shareholder in light of his personal investment circumstances or to certain types of shareholders subject to special treatment under the federal income tax laws (for example, tax-exempt organizations, foreign corporations and individuals who have received Shares as compensation or who are not citizens or residents of the United States) and does not discuss any aspect of state, local or foreign taxation. The discussion is limited to those shareholders who hold the Shares as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

   SHAREHOLDERS SHOULD CONSULT THEIR INDIVIDUAL TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE OFFER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

   Exchange of Shares for Cash. The exchange of Shares by tendering shareholders will be a taxable event for federal income tax purposes, and may also be a taxable transaction under applicable state, local and foreign tax laws. A tendering shareholder will generally recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the Offer and the aggregate tax basis in the Shares tendered by the shareholder and purchased pursuant to the Offer. Gain or loss will be calculated separately for each block of Shares tendered by the shareholder and purchased pursuant to the Offer.

   Gain or loss recognized by a tendering shareholder will be capital gain or loss if the Shares are held as capital assets. Such capital gain or loss will be classified as a long-term capital gain or loss to the extent that the tendered Shares have a holding period of more than one year at the time of their purchase pursuant to the Offer. Long-term capital gains recognized by a tendering individual shareholder will be subject to tax at a maximum marginal federal rate of 28%. Short-term capital gains recognized by a tendering individual shareholder will be subject to tax at a maximum marginal federal rate of 39.6%. Net capital gains recognized by a tendering corporate shareholder will be subject to tax at a maximum marginal federal rate of 35%.

   Backup Withholding. To prevent "backup withholding" of federal income tax on payments of cash to a shareholder of the Company who exchanges Shares for cash in the Offer, a shareholder of the Company must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such number is correct and that such shareholder is not subject to backup withholding. A Substitute Form W-9 is included in the Letter of Transmittal. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a shareholder of the Company by the Service, and cash received by such shareholder in exchange for Shares in the Offer may be subject to backup withholding at the rate of 31%. Amounts paid as backup withholding do not constitute an additional tax and would be allowable as a credit against the shareholder's federal income tax liability.

   6. PRICE RANGE OF SHARES; DIVIDENDS. The Shares are quoted on the NYSE. The following table sets forth, for the periods indicated, the reported high and low sales prices per Share, and the amount of cash dividends paid per Share for each such period. The information for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996 is derived from the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and December 31, 1996. The information for subsequent periods is derived from information reported in published financial sources.

                                          HIGH     LOW    DIVIDENDS
                                          ----     ---    ---------
Fiscal Year Ended December 31, 1995:
 First Quarter ........................  $21.75   $19.00     $.35
 Second Quarter .......................  $24.00   $21.25     $.35
 Third Quarter ........................  $26.75   $22.50     $.35
 Fourth Quarter........................  $26.38   $24.75     $.35
Fiscal Year Ended December 31, 1996:
 First Quarter ........................  $26.38   $21.88     $.35
 Second Quarter .......................  $24.50   $22.00     $.35
 Third Quarter ........................  $24.88   $21.13     $.35
 Fourth Quarter........................  $22.63   $20.38     $.35
Fiscal Year Ending December 31, 1997:
 First Quarter ........................  $24.50   $21.25     $.35
 Second Quarter .......................  $22.50   $20.63     $.35
 Third Quarter (through July 14, 1997)   $21.63   $20.81     $.35*

------------
*      Payable on August 15, 1997 to holders of record as of July 25, 1997

   On July 14, 1997, the last full trading day prior to CalEnergy's issuance of the press release announcing its intention to commence the Offer, the reported closing sale price per Share on the NYSE was $21.38. The Offer represents a 14.6% premium over the reported closing sale price per Share on July 14, 1997.

   SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE
SHARES.

   7. EFFECT OF THE OFFER ON THE MARKET FOR THE SHARES AND EXCHANGE ACT REGISTRATION. Although the purchase of the Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and may reduce the number of holders of Shares, the Purchaser does not believe that the purchase of the Shares will significantly affect the liquidity and market value of the remaining Shares held by persons other than the Purchaser and its affiliates.

   8. CERTAIN INFORMATION CONCERNING THE COMPANY. According to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K"), the Company is a New York corporation with its principal executive offices located at Dryden Road, P.O. Box 3287, Ithaca, New York 14852-3287. According to the 1996 10-K, the Company is primarily engaged in generating, purchasing, transmitting and distributing electricity and purchasing, transporting and distributing natural gas.

   Set forth below is certain summary consolidated financial information with respect to the Company derived from the information contained in the 1996 10-K and the March 10-Q. More comprehensive financial information is included in reports and other documents filed with the Commission, and the following summary is qualified in its entirety by reference to such reports and other documents and all financial information (including any related notes) contained therein. Such reports and other documents may be examined and copies may be obtained in the manner set forth below.

                  NEW YORK STATE ELECTRIC & GAS CORPORATION
                     CONSOLIDATED SUMMARY FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        FISCAL YEAR ENDED             THREE MONTHS ENDED
                                           DECEMBER 31,                    MARCH 31,
                              -------------------------------------- ---------------------
                                  1994         1995         1996        1996       1997
                              ------------ ------------ ------------ ---------- ----------
INCOME STATEMENT DATA:
Operating revenues ...........  $1,898,855   $2,009,541   $2,059,371   $622,056   $588,137
Operating income .............  $  438,575   $  472,144   $  457,543   $196,353   $167,527
Net income ...................  $  187,645   $  196,690   $  178,241   $ 98,676   $ 81,977
Earnings available for Common
 Stock........................  $  168,698   $  177,969   $  168,711   $ 96,343   $ 79,662
Earnings per share ...........  $     2.37   $     2.49   $     2.37   $   1.35   $   1.15
Average shares outstanding  ..      71,254       71,503       71,127     71,503     69,353

                                      DECEMBER 31,                MARCH 31,
                                ------------------------- -------------------------
                                    1995         1996         1996         1997
                                ------------ ------------ ------------ ------------
BALANCE SHEET DATA:
Working capital (current assets
 less current liabilities)  ....  $   32,897   $  (68,661)  $  (35,829)  $   18,308
Total assets ...................  $5,114,331   $5,059,681   $5,142,147   $5,081,383
Total debt (including current
 maturities) ...................  $1,647,071   $1,693,602   $1,663,228   $1,578,703
Total preferred stock ..........  $  265,500   $  159,440   $  165,500   $  159,440
Total Common Stock equity  .....  $1,743,540   $1,769,982   $1,809,111   $1,818,348
Book value per share (based on
 average shares outstanding)  ..  $    24.38   $    24.89   $    25.30   $    26.22

   Although neither the Purchaser, CalEnergy, the Dealer Managers nor the Information Agent have any knowledge that would indicate that any statements contained herein based on such documents and records are untrue, none of the Purchaser, CalEnergy, the Dealer Managers or the Information Agent takes responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to the Purchaser, CalEnergy, the Dealer Managers or the Information Agent.

   The Company is subject to the informational filing requirements of the Exchange Act and in accordance therewith is obliged to file reports and other information with the Commission relating to its business, financial condition and other matters. Information, as of particular dates, concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities, any material interests of such persons in transactions with the Company and other matters is required to be disclosed in proxy statements distributed to the Company's shareholders and filed with the Commission. Such reports, proxy statements and other information may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained, by mail, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically at the Commission's site on the World Wide Web located at http://www.sec.gov. In addition, such material should also be available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Except as otherwise noted in this Offer to Purchase, all of the information with respect to the Company and its affiliates set forth in this Offer to Purchase has been derived from publicly available information.

   9. CERTAIN INFORMATION CONCERNING THE PURCHASER AND CALENERGY. CalEnergy, together with its subsidiaries, is a United States-based global power company which generates, distributes and supplies electricity to utilities, government entities, retail customers and other customers located throughout the world. CalEnergy, through its subsidiaries, is primarily engaged in the development, ownership and operation of environmentally responsible independent power production facilities worldwide utilizing geothermal resources, natural gas and hydroelectric or other energy sources, such as oil and coal. In addition, through its U.K. subsidiary, Northern Electric plc ("Northern"), a regional U.K. electric utility, CalEnergy is engaged in the distribution and supply of electricity in an area in northeast England that covers approximately 14,400 square kilometers with a population of approximately 3.2 million people as well as the generation and supply of electricity (together with other related business activities) in other regions in England and Wales. CalEnergy believes that its experience in operating a regional U.K. utility in the deregulated U.K. marketplace will strengthen its ability to compete successfully in the United States, where CalEnergy believes that the impending deregulation of the power markets will reflect many aspects of the United Kingdom model for competitive generation, transmission, distribution and supply of energy. For the year ended December 31, 1996 and the three months ended March 31, 1997, CalEnergy had total revenues of $576.2 million and $566.0 million, respectively, and net income of $92.5 million and $27.4 million, respectively. As of March 31, 1997, CalEnergy had cash and short-term investments of $335.3 million (not including restricted cash and joint venture cash and investments).

   The principal executive offices of the Purchaser and CalEnergy are located at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131 and their telephone number is (402) 341-4500. The Purchaser is a wholly owned subsidiary of CalEnergy and has not conducted any business except in connection with the Offer. The Purchaser was incorporated in 1997 under the laws of the State of New York.

                            CALENERGY COMPANY, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      FISCAL YEAR ENDED          THREE MONTHS ENDED
                                         DECEMBER 31,                MARCH 31,
                               -------------------------------- --------------------
                                  1994       1995       1996      1996       1997
                               ---------- ---------- ---------- --------- ----------
STATEMENT OF OPERATIONS DATA:
Total revenue .................  $185,854   $398,723   $576,195   $90,356   $565,976
Extraordinary item ............  $ (2,007)        --         --        --         --
Net income ....................  $ 36,827   $ 63,415   $ 92,461   $14,461   $ 27,448
Net income available to common
 shareholders..................  $ 31,817   $ 62,335   $ 92,461   $14,461   $ 27,448
Net income per share--fully
 diluted ......................  $    .88   $   1.18   $   1.50   $   .26   $    .41
Average number of shares
 outstanding...................    35,721     49,971     57,870    54,114     65,647

                                 DECEMBER 31,                MARCH 31,
                           ------------------------- -------------------------
                               1995         1996         1996         1997
                           ------------ ------------ ------------ ------------
BALANCE SHEET DATA:
Total assets ..............  $2,654,038   $5,712,907   $2,721,400   $6,138,050
Total liabilities .........  $2,084,474   $4,263,803   $2,126,588   $4,685,776
Total shareholders'
 equity....................  $  543,532   $  880,790   $  569,228   $  876,364

   CalEnergy, through its subsidiaries, owns a general partnership interest in and operates an environmentally advanced 240MW gas-fired generating plant in Plattsburg, New York, which has a long-term power sales agreement with the Company, and maintains an office in Plattsburg.

   Schedule II hereto sets forth transactions in the Shares effected during the past 60 days by the Purchaser and its affiliates. Except as set forth in this Offer to Purchase and Schedule II hereto, none of the Purchaser, CalEnergy or, to the best knowledge of the Purchaser, any of the persons listed in Schedule I hereto, or any affiliate, associate or majority-owned subsidiary of such persons, beneficially owns any equity security of the Company, and none of the Purchaser, CalEnergy or, to the best knowledge of the Purchaser, any of the other persons referred to above, or any of the respective directors, executive officers or subsidiaries of any of the foregoing, has effected any transaction in any equity security of the Company during the past 60 days.

   Except as otherwise stated in this Offer to Purchase, (i) there have not been any contacts, transactions or negotiations between the Purchaser, CalEnergy or, to the best knowledge of the Purchaser, any of the persons listed in Schedule I hereto, on the one hand, and the Company or any of its directors, officers or affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets, or that are otherwise required to be disclosed pursuant to the rules and regulations of the Commission, and (ii) none of the Purchaser, CalEnergy or, to the best knowledge of the Purchaser, any of the persons listed in Schedule I hereto has any contract, arrangement, understanding or relationship with any person with respect to any securities of the Company.

   10. BACKGROUND OF THE OFFER; CONTACTS WITH THE COMPANY. On July 10, 1997, David L. Sokol, the Chairman and Chief Executive Officer of CalEnergy met with Wesley W. von Schack, the Chairman, Chief Executive Officer and President of the Company to discuss the possibility of a business combination between the Company and CalEnergy. At the meeting, Messrs. Sokol and von Schack discussed their views on the electric and gas utility industry in the State of New York and elsewhere and the present and future federal and New York State regulatory environment. Mr. Sokol indicated that CalEnergy was interested in acquiring the Company, and the two explored in general terms the feasability of such a transaction, the possibility of a merger of equals between the two companies and the benefits to the two companies and their shareholders of a business combination. Although no offers to buy or sell were made, Messrs. Sokol and von Schack discussed generally the consideration that might be paid in a transaction, if such a transaction were to be mutually agreeable. Mr. von Schack indicated in this conceptual discussion that in his view up to a 25% premium for the Company's shares might be appropriate in the context of a stock for stock merger of the Company and CalEnergy. Mr. Sokol indicated that if CalEnergy were to acquire the Company in a "friendly" transaction, and if certain assumptions regarding the Company's business were confirmed (including the assumption that certain pending regulatory matters could be resolved favorably), CalEnergy might consider making a cash offer of up to $28 per share of Common Stock (and Mr. Sokol further indicated that he believed any price near the top end of that range would be fully priced). Mr. von Schack indicated to Mr. Sokol that the Company's Board of Directors was scheduled to meet the next day, that he would bring this discussion to the attention of the Board and that he would advise Mr. Sokol as to the Board's reaction.

   On July 12, 1997, Mr. von Schack called Mr. Sokol to inform him that the Board of Directors of the Company, at a meeting on July 11, 1997, had determined that discussions concerning a business combination with CalEnergy were not a priority and could not be conducted on the timely basis which Mr. Sokol had outlined in their meeting.

   On July 15, 1997, Mr. Sokol delivered to Mr. von Schack and the Company's Board the following letter and announced the same by press release:

     July 15, 1997

     BY HAND AND VIA FAX

     Mr. Wesley W. von Schack
     Chairman, President & Chief Executive Officer
     New York State Electric & Gas Corporation
     Binghamton, New York 13902-3607
     Fax: 607-729-3318

     Dear Wes:

     I was disappointed to learn from you in our telephone call on Saturday, July 12th of your Board's decision that pursuing discussions with us concerning the advantages of a possible combination of New York State Electric & Gas Corporation ("NYSEG") and CalEnergy Company, Inc. ("CalEnergy") was not a priority and could not be conducted on the timely basis which I outlined to you in our meeting last week, on Thursday, July 10th. I might add that your Board's reaction does not appear to be consistent with the clear impression you gave me in our meeting last Thursday to the effect that a sale of NYSEG in the price range we conceptually discussed was an alternative that you would seriously and promptly consider and that you agreed it was in the best interests of your shareholders that you do so.

     Accordingly, after considered review of the publicly available information concerning NYSEG, the CalEnergy Board has concluded that the potential strategic and financial benefits to our companies' shareholders and other concerned constituencies are compelling and should be pursued on an immediate and serious basis. Our strong preference would be to work together with you and the NYSEG Board to complete a negotiated transaction. However, in light of the confusing messages we have received from you and your Board, CalEnergy is today approaching your shareholders directly and announcing a cash tender offer to acquire for $24.50 per share that number of shares of NYSEG common stock which, together with the shares of NYSEG common stock which CalEnergy presently owns, will represent 9.9% of the total number of shares of NYSEG common stock outstanding. Holders tendering their shares will also be entitled to retain the regular 35 cents dividend payable in August. This tender offer is the first step in the intended acquisition of 100% of NYSEG's common shares by CalEnergy.

     As previously noted, we would much prefer to work together with you and your Board to achieve a negotiated transaction. Accordingly, this letter sets forth a specific proposal for consideration by you and your Board, together with a brief reiteration of the merger rationale which I shared with you at our meeting last week.

     Our specific merger proposal is to commence negotiations immediately to enter into a consensual merger in which each outstanding share of NYSEG common stock would be exchanged for $27.50 in cash. This cash price represents a premium of 31.74% above the NYSEG $20 7/8 per share NYSE closing price on June 30, 1997 (the day immediately preceding the day on which we first commenced our open market purchases of NYSEG Common Stock). I would also note that the cash merger price which we propose exceeds the up to 25% premium for NYSEG Common Stock which you indicated, in our conceptual discussion during our meeting last Thursday, might be appropriate in the context of a stock for stock merger of NYSEG and CalEnergy.

     As I informed you in our meeting last week, we have reviewed the regulatory issues in detail and have fully underwritten financing offers in an amount sufficient to complete the acquisition of 100% of NYSEG's common stock at the price set forth above. The difference between our proposed consensual merger price and our partial tender offer price reflects the shorter time interval and increased certainty associated with the purchase of 9.9% of NYSEG's common shares. The partial tender offer requires no regulatory approvals other than expiration of the expected 15-day Hart-Scott-Rodino waiting period, as compared to the estimated nine to twelve months for the regulatory approvals required to complete the acquisition of 100% of NYSEG's common stock.

     While NYSEG clearly possesses many strengths, you have publicly acknowledged that both New York's energy industry generally and NYSEG specifically face a number of serious, complex and immediate challenges. These include:

     o The New York Public Service Commission's restructuring proceedings with respect to, among other things, (i) the lowering of the rates chargeable by NYSEG and other New York utilities, (ii) the potential divestiture of generation assets and (iii) the introduction of broadened competition;

     o Litigation by NYSEG concerning the unimplemented rate increases approved in NYSEG's last rate case (August 1995);

     o NYSEG's potentially strandable above-market costs (which you have publicly stated are more than twice the national average);

     o  NYSEG's flat revenues over the last two years; and

     o The consistent underperformance of NYSEG's common stock since NYSEG cut its dividend in October 1994.

     CalEnergy welcomes the deregulation of the New York electric market and views increased competition as positive and beneficial to ratepayers and the larger New York community alike. We would expect to bring a helpful competitive focus to NYSEG's transition to such an environment and in meeting the competitive challenges which it faces.

     CalEnergy, which has (according to analysts' consensus estimates) expected 1997 revenues in excess of $2 billion, traces its roots to the introduction of the competitive electric generation industry within the United States and has expanded and thrived in the competitive marketplace, both within the U.S. and internationally.

     As I described to you, CalEnergy's U.K. utility subsidiary, Northern Electric plc (which is engaged in the distribution and supply of electricity to approximately 1.5 million customers, primarily in Northeast England), brings us direct experience, systems and skills acquired in the deregulated and competitive U.K. electric and gas markets. We anticipate using these skills and working closely with the New York Public Service Commission to provide rate reductions for all NYSEG customers following the proposed merger, while maintaining the safe and reliable service to which they are accustomed.

     Consistent with CalEnergy's decentralized regional organization, we would intend to maintain NYSEG as a separate operating business unit with its existing corporate headquarters. We would also plan to reincorporate CalEnergy in New York and grow NYSEG's business by participating aggressively in the increasingly competitive New York electric market. This would ultimately make a significant contri-bution to the local region's long-term ability to retain jobs and attract new jobs and businesses. CalEnergy is a high growth company which has increased its number of employees tenfold over the past 5 years and provides worldwide opportunities in its numerous locations.

     As I have previously detailed, we believe that our cash merger proposal, which reflects a substantial premium over NYSEG's current market value, represents a full and fair price for your shareholders. Moreover, our proposal would permit your shareholders to realize this substantial cash value notwithstanding the significant uncertainties facing NYSEG and its business today. To the extent that you believe that your shareholders would view favorably an option to receive CalEnergy shares or other forms of consideration in lieu of the cash price we have proposed, we would be willing to consider that in the context of a negotiated transaction.

     Although we have found it necessary to go directly to your shareholders with our partial tender offer and advise them of our merger proposal, my continuing preference is to pursue this opportunity on a consensual basis with you and NYSEG's board. We are available to meet with you immediately to discuss the terms of this proposal. However, if you choose not to enter into discussions with us, we believe, and we hope you will agree, that NYSEG's Board ought to permit NYSEG's shareholders to freely decide for themselves on the merits of our offer rather than taking any action which would hinder the shareholders' ability to express their views.

     I look forward to hearing from you soon.

     Sincerely,

     /s/David L. Sokol
     David L. Sokol
     Chairman & Chief Executive Officer

     cc: Board of Directors of NYSEG
         c/o Mr. Wesley W. von Schack

   On July 15, 1997, CalEnergy and the Purchaser announced their intention to commence the Offer, and on July 18, 1997, CalEnergy and the Purchaser commenced the Offer.

   11. PURPOSE OF THE OFFER.

   General. The purpose of the Offer is to enable the Purchaser to acquire the Shares, which together with the Shares currently beneficially owned by the Purchaser, will represent 9.9% of the total number of Shares outstanding. In order for the Purchaser to acquire more than 9.9% of the outstanding Shares of the Company, the Purchaser will be required to obtain certain regulatory approvals, including approvals from the PSC and the FERC. See
Section 15.

   Following completion of the Offer, the Purchaser intends to seek regulatory approvals permitting the acquisition and ownership of 100% of the Common Stock and thereafter to acquire all of the outstanding Shares it does not then own. See Section 15. In order to make such acquisition, the Purchaser currently intends, following completion of the Offer, to make the Subsequent Offer to acquire all of the Common Stock it does not then own.

   The Subsequent Offer will be subject to a number of conditions to which the Offer is not subject, including the receipt of all required regulatory approvals, the availability of financing, the inapplicability of certain takeover defenses and certain other conditions. As a result of the regulatory approval requirement, the Purchaser believes that the Subsequent Offer will not be capable of being consummated for a significant period of time after it is commenced. See Section 15. The Purchaser expects that the consideration to be paid in the Subsequent Offer will be higher than the consideration to be paid in the Offer, but no assurance can be given that the net present value of that consideration will be higher than the sum of the consideration to be paid in the Offer plus the net present value of any regular dividends that may be paid prior to the time the Subsequent Offer can be completed. The consideration to be paid in the Subsequent Offer may be cash, securities or a combination thereof. The Purchaser and its affiliates reserve the right, following completion or termination of the Offer and either prior or subsequent to or in lieu of the Subsequent Offer, to acquire Shares through market purchases, privately negotiated transactions, a merger or other business combination or any combination of the foregoing.

   CalEnergy and the Purchaser intend to continue their efforts to seek to negotiate an acquisition agreement with the Company. If the current Board of Directors of the Company continues to refuse to negotiate with CalEnergy and the Purchaser, CalEnergy and the Purchaser plan to take actions to remove and replace the current Board of Directors either through a consent solicitation or through a proxy contest.

   Lehman Brothers and Credit Suisse First Boston have delivered to CalEnergy fully underwritten offers to provide the Purchaser with the full amount of financing for the Subsequent Offer at a price up to $27.50 per Share.

   In the event that following consummation of the Offer the Purchaser does not obtain the regulatory approvals permitting the acquisition and ownership of 100% of the Common Stock, the Purchaser may seek to sell Shares owned by it through market sales or privately negotiated transactions. A sale by the Purchaser of a substantial portion of its Shares following consummation of the Offer could adversely affect the market value of the Common Stock.

   Except as indicated in this Offer to Purchase, the Purchaser has no present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation, relocation of operations, or sale or transfer of assets, involving the Company or any of its subsidiaries, or any material changes in the Company's corporate structure or business or the composition of the Company's Board or the Company's management or personnel.

   12. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, and in addition to, and not in limitation of, the Purchaser's rights to amend the Offer in any respect at any time in its sole discretion, the Purchaser shall not be required to accept for payment or pay for, or may delay the acceptance for payment of or payment for, tendered Shares (subject to Rule 14e-1(c) under the Exchange Act), or may, in the sole discretion of the Purchaser, terminate the Offer as to any Shares not then paid for if (i) at or before the Expiration Date the Minimum Tender Condition shall not have been satisfied or (ii) on or after the date of this Offer to Purchase, and at or before the time of payment for any of such Shares, any of the following events shall occur or shall be determined by CalEnergy or the Purchaser to have occurred:

     (a) there shall be threatened, instituted or pending any action or proceeding by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, to delay or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by the Purchaser or any other affiliates of CalEnergy, the consummation by the Purchaser or any other affiliates of CalEnergy of a merger or other business combination with the Company, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer or any such merger or business combination, (ii) seeking to prohibit the ownership or operation by CalEnergy, the Purchaser or any other affiliates of CalEnergy of all or any portion of the business or assets of the Company and its subsidiaries or of the Purchaser, or to compel CalEnergy, the Purchaser or any other affiliates of CalEnergy to dispose of or hold separately all or any portion of the business or assets of the Purchaser or the Company or any of its subsidiaries or seeking to impose any limitation on the ability of CalEnergy, the Purchaser or any other affiliates of CalEnergy to conduct their business or own such assets, (iii) seeking to impose or confirm limitations on the ability of CalEnergy, the Purchaser or any other affiliates of CalEnergy effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired by any such person on all matters properly presented to the Company's shareholders, (iv) seeking to require divestiture by CalEnergy, the Purchaser or any other affiliates of CalEnergy of any Shares, (v) otherwise directly or indirectly relating to the Offer or which otherwise, in the sole judgment of the Purchaser, might materially adversely affect CalEnergy, the Purchaser or any other affiliates of

    CalEnergy or the value of the Shares, or (vi) in the sole judgment of the Purchaser, materially adversely affecting the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or other), operations, licenses or franchises, results of operations or prospects of the Company or any of its subsidiaries, joint ventures or partnerships; provided that the condition specified in this paragraph (a) shall not be deemed to exist by reason of any court proceeding pending on the date hereof and known to the Purchaser, unless in the sole judgment of the Purchaser there is any adverse development in any such proceeding after the date hereof, or before the date hereof if not known to the Purchaser on the date hereof, which might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vi) above;

     (b) there shall be any action taken, or any statute, rule, regulation, interpretation, judgment, order or injunction proposed, enacted, enforced, promulgated, amended, issued or deemed applicable (i) to the Purchaser, CalEnergy or any affiliate of CalEnergy or (ii) to the Offer or any business combination by the Purchaser or any affiliate of CalEnergy with the Company, by any court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Offer or to any business combination, which, in the sole judgment of the Purchaser, might, directly or indirectly, result in any of the consequences referred to in clauses (i) through (vi) of paragraph (a) above;

     (c) any change (or any condition, event or development involving a prospective change) shall have occurred or been threatened in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or other), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Company or any of its subsidiaries which, in the sole judgment of the Purchaser, is or may be materially adverse, or the Purchaser shall have become aware of any fact which, in the sole judgment of the Purchaser, has or may have material adverse significance with respect to either the value of the Company or any of its subsidiaries or the value of the Shares to the Purchaser;

     (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, or any material adverse change in prices generally of shares on the NYSE or the Nasdaq Stock Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States,
    (iii) any limitation (whether or not mandatory) by any governmental authority or agency on, or other event which, in the sole judgment of the Purchaser, might affect the extension of credit by banks or other lending institutions, (iv) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (v) a material change in United States or any other currency exchange rates or a suspension of, or limitation on, the markets therefor, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

     (e) the Company or any of its subsidiaries, joint ventures or partnerships or other affiliates shall have (i) split, combined or otherwise changed, or authorized or proposed the split, combination or other change of the Shares or its capitalization, (ii) acquired or otherwise caused a reduction in the number of, or authorized or proposed the acquisition or other reduction in the number of, any presently outstanding Shares or other securities or other equity interests, (iii) issued, distributed or sold, or authorized or proposed the issuance, distribution or sale of, additional Shares, other than Shares issued or sold upon the exercise or conversion (in accordance with the present terms thereof) of employee stock options outstanding on the date of this Offer to Purchase, shares of any other class of capital stock or other equity interests, other voting securities, debt securities or any securities convertible into, or rights, warrants or options, conditional or otherwise, to acquire, any of the foregoing, (iv) declared, paid or proposed to declare or pay any cash dividend or other distribution on any shares of capital stock of the Company (other than regular cash dividends in an amount not exceeding $.35 per quarter), (v) altered or proposed to alter any material term of any outstanding security or material contract, permit or license, (vi) incurred any debt otherwise than in the ordinary course of business or any debt containing, in the sole judgment of the Purchaser, burdensome covenants or security provisions, (vii) authorized, recommended, proposed or entered into an agreement with respect to any merger, consolidation, recapitalization, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual or other right of the Company or any of its subsidiaries or any comparable event not in the ordinary course of business, (viii) authorized, recommended, proposed or entered into, or announced its intention to authorize, recommend, propose or enter into, any agreement or arrangement with any person or group that in the Purchaser's sole opinion could adversely affect either the value of the Company or any of its subsidiaries, joint ventures or partnerships or the value of the Shares to the Purchaser, (ix) entered into any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for one or more of its employees, consultants or directors, or entered into or amended, or made grants or awards pursuant to, any agreements, arrangements or plans so as to provide for increased benefits to one or more employees, consultants or directors, or taken any action to fund, secure or accelerate the funding of compensation or benefits provided for one or more employees, consultants or directors, whether or not as a result of or in connection with the transactions contemplated by the Offer, (x) except as may be required by law, taken any action to terminate or amend any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) of the Company or any of its subsidiaries, or the Purchaser shall have become aware of any such action which was not previously disclosed in publicly available filings, or (xi) amended or authorized or proposed any amendment to its certificate of incorporation or Bylaws or similar organizational documents, or the Purchaser shall become aware that the Company or any of its subsidiaries shall have proposed or adopted any such amendment which shall not have been previously disclosed;

     (f) a tender or exchange offer for any Shares shall have been made or publicly proposed to be made by any other person (including the Company or any of its subsidiaries or affiliates), or it shall have been publicly disclosed or the Purchaser shall have otherwise learned that (i) any person, entity (including the Company or any of its subsidiaries) or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any right, option or warrant, conditional or otherwise, to acquire beneficial ownership of more than 5% or any class or series of capital stock of the Company (including the Shares) other than acquisitions for bona fide arbitrage purposes only and except as disclosed in a Schedule 13D or 13G on file with the Commission on the date of this Offer to Purchase, (ii) any such person, entity or group which before the date of this Offer to Purchase had filed such a Schedule with the Commission has acquired or proposes to acquire, through the acquisition of stock, the formation of a group or otherwise, beneficial ownership of 1% or more of any class or series of capital stock of the Company (including the Shares), or shall have been granted any right, option or warrant, conditional or otherwise, to acquire beneficial ownership of 1% or more of any class or series of capital stock of the Company (including the Shares), (iii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a tender offer or exchange offer or a merger, consolidation or other business combination with or involving the Company, or (iv) any person shall have filed a Notification and Report Form under the HSR Act or made a public announcement reflecting an intent to acquire the Company or any assets or securities of the Company;

     (g) the Purchaser shall have reached an agreement or understanding with the Company providing for termination of the Offer, or the Purchaser or any of its affiliates shall have entered into a definitive agreement or announced an agreement in principle with the Company providing for a merger or other business combination with the Company or the purchase of stock or assets of the Company;

     (h) the Purchaser shall become aware (i) that any material contractual right of the Company or any of its subsidiaries or affiliates shall be impaired or otherwise adversely affected or that any material amount of indebtedness of the Company or any of its subsidiaries, joint ventures or partnerships shall become accelerated or otherwise become due before its stated due date, in either case with or without notice or the lapse of time or both, as a result of the transactions contemplated by the Offer or
    (ii) of any covenant, term or condition in any of the Company's or any of its subsidiaries', joint ventures' or partnerships' instruments or agreements that is or may be materially adverse to the value of the Shares in the hands of the Purchaser (including, but not limited to, any event of default that may ensue as a result of the consummation of the Offer or the acquisition of control of the Company); or

     (i) CalEnergy or the Purchaser shall not have obtained any waiver, consent, extension, approval, action or non-action from any governmental authority or agency which is necessary to consummate the Offer, including without limitation, the expiration or termination of the waiting period under the HSR Act;

which, in the sole judgment of the Purchaser in any such case, and regardless of the circumstances (including any action or inaction by the Purchaser or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or payment.

   The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to such condition or may be waived by the Purchaser in whole or in part at any time and from time to time in the sole discretion of the Purchaser. Any determination by the Purchaser concerning any event described in this Section 12 shall be final and binding upon all parties.

   13. SOURCE AND AMOUNT OF FUNDS. The Purchaser estimates that the total amount of funds required to purchase the Shares in the Offer will be approximately $160 million. The Purchaser will obtain such funds through a capital contribution by CalEnergy from available cash on hand.

   14. DIVIDENDS AND DISTRIBUTIONS. If, on or after the date of this Offer to Purchase, the Company should split, combine or otherwise change the Shares or its capitalization, or shall disclose that it has taken any such action, then, subject to the provisions of Section 12, the Purchaser may, in its sole judgment, make such adjustments as it deems appropriate to reflect such split, combination or other change in the purchase price and the other terms of the Offer (including, without limitation, the number and type of securities offered to be purchased, the amounts payable therefor and the fees payable hereunder).

   If, on or after the date of this Offer to Purchase, the Company should declare or pay any cash or stock dividend or other distribution on or issue any rights with respect to the Shares, payable or distributable to shareholders of record on a date before the transfer to the name of the Purchaser or its nominee or transferee on the Company's stock transfer records of the Shares accepted for payment pursuant to the Offer, then, subject to the provisions of Section 12, (i) the purchase price per Share payable by the Purchaser pursuant to the Offer will be reduced by the amount of any such cash dividend (other than the regular quarterly cash dividend of $.35 per Share payable on August 15, 1997 to holders of record as of the close of business on July 25, 1997) or cash distribution and (ii) the whole of any such non-cash dividend, distribution or right will be received and held by the tendering shareholder for the account of the Purchaser and shall be required to be promptly remitted and transferred by each tendering shareholder to the Depositary for the account of the Purchaser, accompanied by appropriate documentation of transfer. Pending such remittance, the Purchaser will be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Purchaser in its sole discretion.

   15. CERTAIN LEGAL MATTERS. Except as otherwise disclosed herein, on the basis of an examination of publicly available filings with respect to the Company, the Purchaser is not aware of any licenses or other regulatory permits which appear to be material to the business of the Company and which might be adversely affected by the acquisition of Shares by the Purchaser pursuant to the Offer or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required for the acquisition or ownership of Shares by the Purchaser as contemplated herein. Should any such approval or other action be required, it is currently contemplated that such approval or action would be sought. The Purchaser is unable to predict whether it may determine that it is required to delay the acceptance for payment of Shares pursuant to the Offer pending such approval or other action. There cannot be any assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the Company's business or that certain parts of the Company's business might not have to be disposed of if such approvals were not obtained or such other actions were not taken, any of which could cause the Purchaser to elect to terminate the Offer pursuant to Section 12.

   State Takeover Laws. A number of states (including New York) have adopted laws and regulations containing restrictions that apply to offers to acquire securities of corporations which are incorporated and/or have assets, shareholders and/or conduct business therein. In 1982, the United States Supreme Court in Edgar v. Mite Corp. invalidated on constitutional grounds the Illinois Business Takeovers Statute which, as a matter of state securities law, imposed procedural requirements of additional filings, a waiting period and a fairness hearing on tender offers, on the ground that the requirements imposed by the state takeover statute which made takeovers of corporations meeting certain requirements more difficult, conflicted with federal law. The reasoning in that decision is likely to apply to other state takeover statutes that purport to impose similar requirements on the Offer.

   In 1987, the United States Supreme Court in CTS Corp. v. Dynamics Corp. of America held that the State of Indiana could, as a matter of corporate law and, in particular, those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation, without the prior approval of a majority vote of those shareholders of the corporation who had no interest in the acquisition and who were neither officers nor directors and employees of the corporation, provided that such laws were applicable only to Indiana corporations. Subsequently, certain United States District Courts have ruled that state takeover statutes, even of the type upheld in CTS Corp., are unconstitutional insofar as they apply to corporations incorporated outside that state. In TLX Acquisition Corp. v. Telex Corp., a United States District Court in Oklahoma ruled that Oklahoma takeover statutes were unconstitutional insofar as they applied to corporations incorporated outside Oklahoma in that they would subject such corporations to inconsistent regulations. Similarly in Tyson Foods, Inc. v. McReynolds, a United States District Court in Tennessee ruled that four Tennessee takeover statutes were unconstitutional as they applied to corporations incorporated outside Tennessee. This decision was affirmed by the United States Court of Appeals for the Sixth Circuit. The reasoning of these cases may indicate that application of the takeover statutes of states other than New York to the Offer could be unconstitutional.

   Various states, including New York, also have enacted business combination statutes that regulate the circumstances under which a corporation may merge or enter into other business combinations with an acquiror of certain percentages of their outstanding stock. In Amanda Acquisition Corp. v. Universal Foods Corp., the United States Court of Appeals for the Seventh Circuit held that the state of Wisconsin could, as a matter of state law, prohibit for a period of three years, a Wisconsin corporation from entering into certain business combinations, including a merger, with a holder of 10% or more of the outstanding stock of the corporation, unless the corporation's Board of Directors had approved the transaction prior to the time the acquiror purchased its 10% interest in the corporation. Certiorari to the United States Supreme Court was denied.

   The Company and certain of its subsidiaries conduct business in a number of states throughout the United States, some of which have enacted takeover statutes. The Purchaser does not know whether any or all of these statutes will by their terms apply to the Offer. To the extent that state takeover statutes and regulations purport to apply to the Offer, and contain provisions that impose requirements that conflict with the United States Constitution or conflict with the federal securities laws applicable to the Offer, the Purchaser believes that such statutes and regulations are unconstitutional and/or preempted by federal law. Should the Company, any government agency or official or any other person seek to apply any such statute to the Offer, the Purchaser will take such action as then appears desirable and may contest the validity of such statutes and the application of such statutes to the Offer in appropriate judicial or administrative proceedings. If it is asserted that one or more state takeover laws is applicable to the Offer and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer, the

Purchaser may be required to file certain information with, or receive approvals from, the relevant state authorities, and, if enjoined, the Purchaser may be unable to purchase Shares tendered pursuant to the Offer or may be delayed in consummating the Offer. In the circumstances described above, the Purchaser may not be obliged to purchase any Shares tendered. See
Section 12. Without conceding the constitutionality or applicability of
Article 16 of the New York Business Corporation Law or otherwise prejudicing its rights to challenge the constitutionality or applicability of such Article, CalEnergy and the Purchaser have filed a registration statement pursuant to such Article with the New York Attorney General and have included in Schedule III to this Offer to Purchase certain additional information concerning CalEnergy and the Purchaser in compliance with such Article.

   Antitrust. Under the HSR Act, certain acquisition transactions may not be consummated unless certain information has been furnished to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. The Offer is subject to these requirements. See Section 2.

   Under the provisions of the HSR Act applicable to the purchase of Shares pursuant to the Offer, purchases cannot be made until the expiration of a 15-day waiting period after July 17, 1997, the date on which certain required information and documentary material was furnished by the Purchaser to the FTC and the Antitrust Division with respect to the Offer, unless both the FTC and the Antitrust Division terminate the waiting period with respect thereto. If, within such 15-day waiting period, either the FTC or the Antitrust Division requests additional information or documentary material relevant to the Offer, the waiting period will be extended for an additional period of ten days following the date of substantial compliance with such requests. Accordingly, the required waiting period will expire at 11:59 P.M., New York City time, on August 1, 1997, unless a request for additional information or documentary material is received before then. Thereafter, the waiting period could be extended only by court order or with the Purchaser's consent. The Purchaser will not accept for payment Shares tendered pursuant to the Offer unless and until the waiting period requirement imposed by the HSR Act has been satisfied.

   The Antitrust Division, the FTC and state authorities frequently scrutinize the legality under the antitrust laws of transactions such as the acquisition of Shares pursuant to the Offer. At any time before or after the consummation of any of such transactions, the Antitrust Division, the FTC or state authorities could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the purchase of Shares pursuant to the Offer or otherwise, or seeking the divestiture of Shares acquired by the Purchaser or the divestiture of substantial assets of the Company. Private parties may also seek to take action under the antitrust laws. The Purchaser believes that the acquisition of Shares pursuant to the Offer will not violate the antitrust laws. However, there can not be any assurance that a challenge to the Offer on antitrust grounds will not be made, or if such a challenge is made, what the result will be. See Section 12 for certain conditions of the Offer, including conditions with respect to injunctions and certain governmental actions.

   Subsequent Regulatory Approvals in Connection with Future Share Acquisitions or Merger.

   Following completion of the Offer, the Purchaser intends to seek regulatory approvals permitting the acquisition and ownership of 100% of the Common Stock and, after receiving such approvals, to acquire all of the outstanding Shares it does not then own. See Section 11. The regulatory approvals that would be needed in order to permit the Purchaser to acquire all of the outstanding Shares are described below.

   State Regulatory Approvals. Approval of the Public Service Commission of New York ("PSC") will be required for the acquisition of the remaining outstanding shares of the Common Stock. The PSC considers whether the acquisition would be in the public interest, taking into account such factors as the impact of the merger on consumers, on rates, and on quality of service. The PSC also would have to approve any issuance of securities of the Company made in connection with the Purchaser's acquisition. The PSC approval process typically takes from six to twelve months, depending upon the issues involved. The Purchaser does not believe approval from any other state commissions are also required. However, if required, the Purchaser believes any such approvals should be obtainable in the same time frame as the PSC approval.

   Federal Power Act. The Federal Energy Regulatory Commission ("FERC") has determined that its approval is required under Section 203 of the Federal Power Act (the "FPA") before any person can acquire a controlling interest in a public utility. Therefore FERC's approval will be required before the Purchaser can acquire the remaining outstanding shares of the Common Stock of the Company. Under Section 203 of the FPA, FERC must approve a proposed disposition of facilities if it finds that the disposition will be consistent with the public interest. The FERC approval process is expected to take anywhere from six to twelve months, depending upon the complexity of the issues involved.

   Atomic Energy Act. The Company has an 18% ownership interest in the Nine Mile Nuclear Generating Unit # 2 ("Nine Mile Unit # 2"). The remaining ownership interests are held by Niagara Mohawk Power Corp., which is the operator, and by Long Island Lighting Company, Rochester Gas & Electric Corp. and Central Hudson Gas & Electric Corp. As an owner, the Company holds a possession-only license issued by the Nuclear Regulatory Commission ("NRC") under the Atomic Energy Act for Nine Mile Unit # 2. The purchase of the remaining outstanding shares of the Common Stock of the Company will be considered an indirect change of control of the license, and will require the prior approval of the NRC. The Purchaser believes such approval should be obtainable in the same time frame as the FERC approval.

   Others. Based on an examination of publicly available information with respect to the Company, the Purchaser is not aware of any other regulatory approval that would be required prior to the acquisition of the remaining outstanding shares of the Common Stock. However, there may be a requirement to obtain approvals of the transfer of licenses, franchises or other permits; such approvals should be granted in the ordinary course of business. The Purchaser presently intends to take such actions with respect to any additional approvals that may be needed as will enable it to acquire the remaining outstanding shares of the Common Stock subsequent to the completion of the Offer. In addition, certain partial dispositions may be required in order to maintain the qualifying facility status (under the Public Utility Regulatory Policies Act of 1978) of certain of CalEnergy's independent generating facilities following its acquisition of more than 9.9% of the Company.

   16. FEES AND EXPENSES. Lehman Brothers and Credit Suisse First Boston are acting as financial advisors (the "Financial Advisors") to the Purchaser and CalEnergy in connection with the transactions described in this Offer to Purchase and as Dealer Managers for the Offer. CalEnergy has agreed to pay the Financial Advisors an aggregate financial advisory fee of $8.5 million, of which (i) $250,000 became payable upon the filing of a Notification and Report Form under the HSR Act with respect to the Offer, (ii) $750,000 is payable upon the earlier to occur of (x) the execution of a merger or similar agreement providing for the acquisition of a majority of the Common Stock or assets of the Company by CalEnergy and (y) the delivery by Lehman Brothers or Credit Suisse First Boston of an opinion as to the fairness to CalEnergy, from a financial point of view, of the consideration to be paid by CalEnergy in an acquisition of the Company, and (iii) $7,500,000 is payable upon consummation by CalEnergy of an acquisition of a majority of the Common Stock or assets of the Company. CalEnergy has also agreed to reimburse the Financial Advisors for their reasonable expenses and has granted customary indemnity to each Financial Advisor. The Financial Advisors are not receiving any additional compensation for acting as Dealer Managers in the Offer.

   MacKenzie Partners, Inc. has been retained by the Purchaser to act as the Information Agent in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials relating to the Offer to beneficial owners of Shares. The Information Agent will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

   In addition, IBJ Schroder Bank & Trust Company has been retained as the Depositary. The Depositary has not been retained to make solicitations or recommendations in its role as Depositary. The Depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

   Neither CalEnergy nor the Purchaser will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Managers and Information Agent) for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will be reimbursed by the Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

   17. MISCELLANEOUS. The Offer is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a state statute. If the Purchaser becomes aware of any state where the making of the Offer is so prohibited, the Purchaser will make a good faith effort to comply with any such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any applicable statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction the securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   The Purchaser has filed with the Commission a Statement on Schedule 14D-1, pursuant to Rule 14d-3 under the Exchange Act, furnishing certain additional information with respect to the Offer, and may file amendments thereto. Such Statement and any amendments thereto, including exhibits, may be examined and copies may be obtained from the principal office of the Commission in Washington, D.C. in the manner set forth in Section 8 of this Offer to Purchase.

   No person has been authorized to give any information or make any representation on behalf of the Purchaser not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

                                            CE Electric (NY), Inc.

July 18, 1997

                                   SCHEDULE I

                             DIRECTORS AND OFFICERS
                         OF THE PURCHASER AND CALENERGY

   The following information sets forth the name, business address and present principal occupation and five-year employment history of each of the directors, executive officers and other officers of the Purchaser and CalEnergy. Each of the directors, executive officers and other officers is a citizen of the United States unless otherwise noted. Unless otherwise indicated, the business address of each of the directors, executive officers and other officers of the Purchaser and CalEnergy named below is 302 South 36th Street, Suite 400, Omaha, Nebraska 68131.

DIRECTORS AND OFFICERS OF CALENERGY

          NAME           AGE                            POSITION
          ----           ---                            --------
Executive Officers
------------------
David L. Sokol ........  40  Chairman of the Board of Directors and Chief Executive
                             Officer
Gregory E. Abel .......  34  President and Chief Operating Officer, CalEnergy Europe and
                             Chief Accounting Officer, CalEnergy
Edward F. Bazemore  ...  60  Vice President, Human Resources
Craig M. Hammett ......  36  Vice President and Chief Financial Officer
Thomas R. Mason .......  53  President and Chief Operating Officer, CalEnergy Americas
Steven A. McArthur  ...  39  Senior Vice President, General Counsel and Secretary
Donald M. O'Shei, Jr.    37  President and Chief Operating Officer, CalEnergy Asia
Robert S. Silberman  ..  39  Senior Vice President, Marketing, Implementation and
                             Strategic Planning
Other Officers
--------------
Douglas I. Anderson  ..  39  Assistant General Counsel and Assistant Secretary, CalEnergy
                             and General Counsel, CalEnergy Americas
J. Douglas Divine  ....  40  Vice President, Strategic Planning
Vincent R. Fesmire  ...  56  Vice President, Construction and Engineering
Adrian M. Foley, III  .  50  Vice President, Marketing
Patrick J. Goodman  ...  30  Controller
Brian K. Hankel .......  34  Treasurer
Frederick L. Manuel  ..  38  Vice President, Indonesia
James D. Stallmeyer  ..  39  Assistant General Counsel, CalEnergy and General Counsel,
                             CalEnergy Asia and Vice President/General Manager,
                             Philippines
Jonathan M. Weisgall  .  47  Vice President, Legislative and Regulatory Affairs

Directors
---------
David L. Sokol ........  40  Director
Edgar D. Aronson ......  62  Director
Judith E. Ayres .......  53  Director
James Q. Crowe ........  47  Director
Richard K. Davidson  ..  55  Director
David Dewhurst ........  53  Director
Richard R. Jaros ......  45  Director
David R. Morris .......  62  Director
Bernard W. Reznicek  ..  60  Director
Walter Scott, Jr.  ....  65  Director
John R. Shiner ........  53  Director
Neville G. Trotter  ...  65  Director
David E. Wit ..........  35  Director

    Set forth below is certain information with respect to each of the foregoing officers and directors:

EXECUTIVE OFFICERS

   DAVID L. SOKOL, Chairman of the Board and Chief Executive Officer. Mr. Sokol has been CEO since April 19, 1993 and served as President of CalEnergy from April 19, 1993 until January 21, 1995. He has been Chairman of the Board of Directors since May 1994. Mr. Sokol has been a director of CalEnergy since March 1991. Formerly, Mr. Sokol was Chairman, President and Chief Executive Officer of CalEnergy from February 1991 until January 1992. Mr. Sokol was the President and Chief Operating Officer of, and a director of, JWP, Inc., from January 27, 1992 to October 1, 1992. From November 1990 until February 1991, Mr. Sokol was the President and Chief Executive Officer of Kiewit Energy Company, the largest shareholder of CalEnergy and a wholly owned subsidiary of PKS.

   GREGORY E. ABEL, President and Chief Operating Officer, CalEnergy Europe and Chief Accounting Officer, CalEnergy. Mr. Abel joined CalEnergy in 1992. Mr. Abel is a Chartered Accountant and from 1984 to 1992 he was employed by Price Waterhouse. As a Manager in the San Francisco office of Price Waterhouse, he was responsible for clients in the energy industry.

   EDWARD F. BAZEMORE, Vice President, Human Resources, Mr. Bazemore joined CalEnergy in July 1991. From 1989 to 1991, he was Vice President, Human Resources, at Ogden Projects, Inc. in New Jersey. Prior to that, Mr. Bazemore was Director of Human Resources for Ricoh Corporation, also in New Jersey. Previously, he was Director of Industrial Relations for Scripto, Inc. in Atlanta, Georgia.

   CRAIG HAMMETT, Vice President and Chief Financial Officer. Mr. Hammett joined CalEnergy in 1996. Prior to joining CalEnergy, Mr. Hammett served as Director of Project Finance for Entergy Power group, as Director, Project Finance and M&A for CSW Energy and as a corporate loan officer for various financial institutions.

   THOMAS R. MASON, President and Chief Operating Officer, CalEnergy Americas. Mr. Mason joined CalEnergy in March 1991. From October 1989 to March 1991, Mr. Mason was Vice President and General Manager of Kiewit Energy Company. Prior to that, Mr. Mason was Director of Marketing for Energy Factors, Inc. (now Sithe Energies U.S.A., Inc.), a non-utility developer of power facilities. Prior to that Mr. Mason was a worldwide Market Manager of power generation for Caterpillar's Solar Gas Turbines, a gas turbine manufacturer.

   STEVEN A. McARTHUR, Senior Vice President, General Counsel and Secretary. Mr. McArthur joined CalEnergy in February 1991. From 1988 to 1991 he was an attorney in the Corporate Finance Group at Shearman & Sterling in San Francisco. From 1984 to 1988 he was an attorney in the Corporate Finance Group at Winthrop, Stimson, Putnam & Roberts in New York.

   DONALD M. O'SHEI, JR., President and Chief Operating Officer, CalEnergy Asia. Mr. O'Shei joined CalEnergy in August 1992. Prior to 1997, he served as General Manager -- Indonesia and Vice President of CE International Investments, Ltd. for the Company. From 1991 to 1992, he was employed by Proven Alternatives Capital Corporation as a Financial Analyst. Prior to 1991, Mr. O'Shei served in the U.S. Army in the Special Forces, Airborne and Pathfinder Units.

   ROBERT S. SILBERMAN, Senior Vice President, Marketing, implementation and Strategic Planning. Mr. Silberman joined CalEnergy in 1995. Prior to that, Mr. Silberman served as Executive Assistant to the Chairman and Chief Executive Officer of International Paper Company, as Director of Project Finance and Implementation for the Ogden Corporation and as a Project Manager in Business Development for Allied-Signal, Inc. He has also served as the Assistant Secretary of the Army for the United States Department of Defense.

OTHER OFFICERS

   DOUGLAS L. ANDERSON, Assistant General Counsel and Assistant Secretary, CalEnergy and General Counsel, CalEnergy Americas. Mr. Anderson joined CalEnergy in February 1993. From 1990 to 1993, Mr. Anderson was a business attorney with Fraser, Stryker, Vaughn, Meusey, Olson, Boyer & Bloch, P.C.

in Omaha. From 1987 through 1989, Mr. Anderson was a principal in the firm Anderson & Anderson. Prior to that, from 1985 to 1987, he was an attorney with Foster, Swift, Collins & Coey, P.C. in Lansing, Michigan.

   J. DOUGLAS DIVINE, Vice President, Strategic Planning. Mr. Divine joined CalEnergy in September 1996. Prior to that, he was Director of Planning and Regulatory Affairs with Falcon Seaboard Resources Inc. from 1990 to 1996. From 1987 to 1990, he was Senior Manager of Management Consulting Services with Price Waterhouse; from 1984 to 1986 Mr. Divine was Director of Operations Review Divisions and Executive Assistant to Commissioner of the Public Utility Commission of Texas; and from 1983 to 1984, he was Coordinator of Revenue and Economic Analysis for the Governor's Office, State of Texas.

   VINCENT R. FESMIRE, Vice President, Construction and Engineering. Mr. Fesmire joined CalEnergy in October 1993. Since joining CalEnergy, Mr. Fesmire's responsibilities have shifted from project development and implementation to construction in parallel with the status of CalEnergy's projects. Prior to joining CalEnergy, Mr. Fesmire was employed for 19 year with Stone & Webster, an engineering firm, serving in various management level capacities with an expertise in geothermal design engineering.

   ADRIAN M. FOLEY, III, Vice President, Marketing. Mr. Foley joined the Company in January 1994 as Project Development Manager and continued in that capacity until January 1997 when he was promoted to Vice President, Marketing. Prior to joining CalEnergy, Mr. Foley was Regional Manager, Business Development with Ogden Projects, Inc. from 1989 to 1993 and Executive Vice President with Rescom Development Company from 1980 to 1989.

   PATRICK J. GOODMAN, Controller, Mr. Goodman joined CalEnergy in June 1995, and served as Manager of Consolidation Accounting until September 1996 when he was promoted to Controller. Prior to joining CalEnergy, Goodman was an accountant at Coopers & Lybrand.

   BRIAN K. HANKEL, Treasurer, Mr. Handel joined CalEnergy in February 1992 as Treasury Analyst and served in that position to December 1995. Mr. Hankel was appointed to Assistant Treasurer in January 1996 and was appointed Treasurer in January 1997. Prior to joining CalEnergy, Mr. Hankel was an Analyst at FirsTier Bank of Lincoln from 1987 to 1992 and Senior Credit Analyst at FirsTier from 1987 to 1988.

   FREDERICK MANUEL, Vice President, Indonesia. Mr. Manuel joined CalEnergy in 1991. Prior to that, he was employed by Chevron Corporation with responsibilities including land and offshore drilling, reservoir and production engineering, project management and technical research.

   JAMES D. STALLMEYER, Assistant General Counsel, CalEnergy and General Counsel, CalEnergy Asia and Vice President/General Manager, Philippines. Mr. Stallmeyer joined CalEnergy in 1993. Mr. Stallmeyer practiced in the public finance and banking areas at Chapman and Cutler in Chicago from 1984 to 1987 and in the corporate finance department from 1989 to 1993. Prior to that, Mr. Stallmeyer was an attorney in the public finance department of the Chicago office of Skadden, Arps, Slate, Meaher & Flom in 1987 and 1988 and was a legal writing instructor at the University of Illinois College of Law in 1988 and 1989.

   JONATHAN WEISGALL, Vice President, Legislative and Regulatory Affairs. Mr. Weisgall joined CalEnergy in May 1995. Prior to that, Mr. Weisgall was an attorney in private practice with extensive energy and regulatory experience and is currently Adjunct Professor of Energy Law at Georgetown University Law Center.

DIRECTORS

   DAVID L. SOKOL, Director. (See above biographical reference in Executive Officers.)

   EDGAR D. ARONSON, Director. Mr. Aronson has been a director of CalEnergy since April 1983. Mr. Aronson founded EDACO Inc., a private venture capital company in 1981, and has been President of EDACO since that time. Prior to that, Mr. Aronson was Chairman of Dillon, Read International from 1979 to 1981 and a General Partner in charge of the International Department at Salomon Brothers Inc from 1973 to 1979.

    JUDITH E. AYRES, Director. Ms. Ayres has been a director of CalEnergy since July 1990. Since 1990, Ms. Ayres has been Principal of The Environmental Group, an environmental consulting firm in San Francisco, California. From 1988 to 1989, Ms. Ayres was a Vice President of William D. Ruckelshaus Associates, an environmental consulting firm. From 1983 to 1988, Ms. Ayres was the Regional Administrator of Region 9 (Arizona, California, Hawaii, Nevada, and the Western Pacific Islands) of the United States Environmental Protection Agency.

   JAMES Q. CROWE, Director. Mr. Crowe has been a director of CalEnergy since March 1991. Mr. Crowe is Chairman of the Board of WorldCom, Inc. Prior to assuming his current position Mr. Crowe was Chairman and Chief Executive Officer of MFS Communications Company, Inc. In 1991, Mr. Crowe was President of Kiewit Industrial Company, a subsidiary of PKS. Before joining Kiewit Industrial Company in 1986, Mr. Crowe was Group Vice President, Power Group at Morrison-Knudsen Corporation. In 1994, Mr. Crowe became a director of PKS. Mr. Crowe is also a director of C-TEC Corporation, a publicly-traded company in which PKS holds a majority ownership interest.

   RICHARD K. DAVIDSON, Director. Mr. Davidson has been a director of CalEnergy since March 1993. As of January 1, 1997, Mr. Davidson became Chairman and CEO of Union Pacific Corporation. Prior to that, Mr. Davidson, President of Union Pacific Corporation and a director of that corporation since May 1994, was Chairman of Union Pacific Railroad since September 1991. Mr. Davidson became part of Union Pacific Railroad when it merged with the Missouri Pacific and the Western Pacific Railroads in 1982. He was promoted to Vice President-Operations in 1986, Executive Vice President-Operations in 1989, until his appointment as President and Chief Executive Officer on August 7, 1991; seven weeks later Mr. Davidson was named Chairman and Chief Executive Officer.

   DAVID DEWHURST, Director. Mr. Dewhurst has been a Director since August 1996. Mr. Dewhurst was the founder, Chairman and Chief Executive Officer of Falcon Seaboard Resources, Inc. for many years and is presently Chairman and Chief Executive Officer of Falcon Seaboard Holdings, L.P. Mr. Dewhurst was a Foreign Service Reserve Officer in the U.S. Department of State, in 1971-1973 and served in the U.S. Air Force from 1968-70. Mr. Dewhurst currently serves on the National Board of Directors of Citizens for a Sound Economy.

   RICHARD R. JAROS, Director. Mr. Jaros has been a director of CalEnergy since March 1991. Mr. Jaros served as President and Chief Operating Officer of CalEnergy from January 8, 1992 to April 19, 1993 and as Chairman of the Board from April 19, 1993 to May 1994. Mr. Jaros is currently Executive Vice President, Chief Financial Officer and a director of PKS. From 1990 until January 8, 1992, Mr. Jaros served as a Vice President of PKS. Mr. Jaros serves as a director of WorldCom, Inc. and C-TEC Corporation, a publicly traded company in which PKS holds a majority ownership interest.

   DAVID R. MORRIS, Director. Mr. Morris was appointed a director of CalEnergy in February 1997. Mr. Morris was Chairman of Northern Electric plc from 1989 to January 1997. In 1980 he joined Delta plc becoming Managing Director of the Switchgear and Accessories Division in 1981 and a Board Director in 1984. Prior to that, Mr. Morris was Managing Director of Wildt Mellor Bromley Ltd., a subsidiary of Sears Holdings, plc, from 1975 to 1980. From 1958 to 1975 Mr. Morris was associated with English Electric Aircraft Ltd., which merged with GEC, in production and development management. Mr. Morris is a director of Delta Group plc.

   BERNARD W. REZNICEK, Director. Mr. Reznicek has been a director of CalEnergy since May 1995. Mr. Reznicek became National Director--Utility Marketing for Central States Indemnity Co. of Omaha on January 2, 1997. Prior to that, he was Dean, College of Business Administration at Creighton University from 1994 to 1996. Prior to that, Mr. Reznicek was the Chairman, President and Chief Executive Officer of Boston Edison Company from 1987 to 1994 and was the President and Chief Executive Officer of the Omaha Public Power District from 1981 to 1987. Mr. Reznicek serves on the Board of Directors of Stone & Webster, Incorporated since (1995), State Street Boston Corporation (1991), Boston Edison Company (1987) and Guarantee Life Companies, Inc. (1986).

   WALTER SCOTT, JR., Director. Mr. Scott has been a director of CalEnergy since June 1991. Mr. Scott was the Chairman and Chief Executive Officer of CalEnergy from January 8, 1992 until April 19,

1993. Mr. Scott is Chairman and President of PKS, a position he has held since 1979. Mr. Scott is a director of Berkshire Hathaway, Inc., Burlington Resources, Inc., ConAgra, Inc., Valmont Industries, Inc., WorldCom, Inc., First Bank Systems and C-TEC Corporation, a publicly traded company in which PKS holds a majority ownership interest.

   JOHN R. SHINER, Director. Mr. Shiner has been a director of CalEnergy since May 1995. He joined the law firm of Morrison & Foerster in 1993, where he is a partner resident in the Los Angeles office. Prior to that time, he was a partner in the law firm of Baker & McKenzie. Mr. Shiner has practiced law in Los Angeles since 1968, specializing in litigation and consultation with the senior management and board of directors of closely held and public corporations.

   NEVILLE G. TROTTER, Director. Since 1974, Mr. Trotter has been a Member of Parliament in the U.K. House of Commons representing the Tynemouth area. In Parliament, Mr. Trotter served as a member of the Select Committees of the House relating to Defense, Trade & Industry and Transport. Prior to that, Mr. Trotter, a Chartered Accountant, was a Senior Partner in the Grant Thornton accounting firm in the U.K. and formerly served as a member of the Newcastle City Council and was Chairman of the City Finance and Transport Committees.

   DAVID E. WIT, Director. Mr. Wit has been a director of CalEnergy since April 1987. He is Co-Chief Executive Officer of Logicat, Inc., a software development/publishing firm. Prior to working at Logicat, Inc., Mr. Wit worked at E.M. Warburg Pincus & Company, where he analyzed seed-stage financing and technology investments.

DIRECTORS AND EXECUTIVE OFFICERS OF THE PURCHASER

   The names of each director of the Purchaser are set forth below. The other required information with respect to each such person is set forth under "Directors and Officers of CalEnergy" above.

    NAME                                                                  AGE
DAVID L. SOKOL .........................................................   40

STEVEN A. MCARTHUR .....................................................   39


   All current executive officers of CalEnergy hold the same offices (to the extent applicable) at the Purchaser. See "Directors and Executive Officers of CalEnergy" above.

                                  SCHEDULE II

                       SCHEDULE OF TRANSACTIONS IN SHARES
                            DURING THE PAST 60 DAYS
                BY THE PURCHASER, CALENERGY AND THEIR AFFILIATES

 TRANSACTION     SHARES     PRICE PER
     DATE       ACQUIRED*    SHARE**
-------------- ----------- -----------
July 1, 1997  .    16,000     $20.88
July 1, 1997  .    18,500     $21.00
July 7, 1997  .       700     $21.19
July 7, 1997  .     7,600     $21.25
July 7, 1997  .     2,000     $21.38
July 7, 1997  .    25,600     $21.44
July 7, 1997  .    25,000     $21.50
July 8, 1997  .    23,600     $21.56
July 8, 1997  .     3,900     $21.50
July 9, 1997  .     8,000     $21.50
July 9, 1997  .    45,000     $21.56
July 10, 1997      48,400     $21.56
July 11, 1997       2,000     $21.58
July 11, 1997      14,800     $21.63
                  -------
Total .........   241,100

------------
 * All transactions set forth in the table above were effected through a registered broker on the NYSE.
**    All prices are exclusive of commissions.

                                  SCHEDULE III

        CERTAIN ADDITIONAL INFORMATION ABOUT THE PURCHASER AND CALENERGY

INFORMATION ABOUT THE PURCHASER

   The Purchaser was incorporated under the laws of the State of New York on July 11, 1997. The Purchaser has not conducted any business or other activities of any kind since its incorporation other than in connection with the Offer.

   Authorized capital stock of the Purchaser consists of 1,000 shares of common stock, par value $0.01 ("Purchaser Common Stock"). At July 18, 1997, there were 1,000 shares of Purchaser Common Stock outstanding. The Purchaser does not have any long-term debt.

   The Purchaser has no labor or employment related claims or disputes, and is not involved in any pending legal or administrative proceedings.

INFORMATION ABOUT CALENERGY

   CalEnergy was incorporated under the laws of the State of Delaware in 1971. It has an office in upstate New York and, through its subsidiaries, operates an environmentally advanced, 240 MW gas-fired generating plant in Plattsburgh, which generates power sufficient to supply 100,000 homes.

   The following is a description of the authorized capital and long-term debt of CalEnergy, the potential impact on New York residents of CalEnergy's plans and proposals, existing pension plans, profit-sharing plans and savings plans, educational opportunities or relocation adjustments provided to its employees, pending litigation and labor or employment related claims or disputes, and community activities, charitable, cultural, educational or civic contributions:

   1. AUTHORIZED CAPITAL

   Authorized capital stock of CalEnergy consists of 180,000,000 shares of common stock, par value $.0675 per share ("CalEnergy Common Stock"), and 2,000,000 shares of preferred stock, no par value ("CalEnergy Preferred Stock"). At March 31, 1997, there were 63,529,955 shares of CalEnergy Common Stock outstanding. No shares of CalEnergy Preferred Stock are issued and outstanding. CalEnergy currently does not pay dividends on the CalEnergy Common Stock but reinvests earnings into its operations.

   2. LONG-TERM DEBT*

   CalEnergy's long-term debt comprised the following at March 31, 1997:

Senior discount notes ...................  $529,640
Senior notes ............................   224,164
Limited recourse senior secured notes**     200,000
Revolving credit facility ...............         0
                                           --------
                                           $953,804
                                           ========

------------
*      Excludes non-recourse debt of subsidiaries.
** The "Recourse Amount" (as defined in the applicable indenture) with respect to CalEnergy was $0 at March 31, 1997.

   (i) Senior Discount Notes. In March 1994, CalEnergy issued $400,000,000 of 10 1/4% Senior Discount Notes which accrete to an aggregate principal amount of $529,640,000 at maturity in 2004. The original issue discount (the difference between $400,000,000 and $529,640,000) was amortized from issue date through January 15, 1997. Interest on the Senior Discount Notes is payable semiannually on January 15 and July 15 of each year. The Senior Discount Notes are redeemable at any time on or after January 15, 1999 initially at a redemption price of 105.125% declining to 100% on January 15, 2002 plus accrued interest to the date of redemption. The Senior Discount Notes are unsecured senior obligations of CalEnergy.

    (ii) Senior Notes. On September 20, 1996 CalEnergy completed a private sale to institutional investors of $225,000,000 aggregate principal amount of 9 1/2% Senior Notes due 2006. Interest on the Senior Notes is payable semiannually on March 15 and September 15 of each year. The Senior Notes are redeemable at any time on or after September 15, 2001 initially at a redemption price of 104.75% declining to 100% on September 15, 2004 plus accrued interest to the date of redemption. The Senior Notes are unsecured senior obligations of CalEnergy.

   (iii) Limited Recourse Senior Secured Notes. On July 21, 1995 the Company issued $200,000,000 of 9 7/8% Limited Recourse Senior Secured Notes due 2003 (the "Notes"). Interest on the Notes is payable on June 30 and December 30 of each year, commencing December 1995. The Recourse Amount to CalEnergy under this Indenture was $0 at March 31, 1997.

   (iv) Revolving Credit Facility. On July 8, 1996 CalEnergy obtained a $100,000,000 three year revolving credit facility. The facility is unsecured and is available to fund general operating capital requirements and finance future business opportunities. There is currently no debt outstanding under this facility.

   The annual repayments of CalEnergy's debt for the years beginning January 1, 1997 are as follows:

                SENIOR DISCOUNT NOTES  SENIOR NOTES  LIMITED RECOURSE NOTES*
               --------------------- -------------- -----------------------
1997--2001 ....       $      0           $      0           $      0
Thereafter ....        529,640            225,000            200,000
                      --------           --------           --------
                      $529,640           $225,000           $200,000
                      ========           ========           ========

------------
* The "Recourse Amount" (as defined in the applicable indenture) with respect to CalEnergy was $0 at March 31, 1997.

3. POTENTIAL IMPACT ON THE NEW YORK RESIDENTS OF CALENERGY'S PLANS AND
PROPOSALS

   CalEnergy believes that its proposed business combination would yield many benefits for the Company's customers and employees and the State of New York. CalEnergy welcomes the various initiatives of the Governor's office, the New York legislature and the New York Public Service Commission to introduce full competition to New York's energy market. CalEnergy fully expects that it will be able to work closely with the New York Public Service Commission to implement rate reductions for all the Company's customers, while providing them with the same safe and reliable energy service to which they are accustomed. Lower rates would give the Company an advantage in meeting the competitive challenges of the deregulating energy market while contributing to New York's economic vitality and ability to attract and retain jobs. CalEnergy intends to reincorporate CalEnergy in New York and maintain the Company as a distinct operating unit with its existing corporate headquarters and grow the Company's business by participating aggressively in the increasingly competitive New York electric market. CalEnergy is a growth company that has increased its number of employees tenfold in the last five years.

4. PENSION PLANS, PROFIT-SHARING PLANS AND OTHER MATTERS

   CalEnergy maintains a full range of employee health and benefit and insurance plans and provides a matching 401(k) retirement savings plan for all employees, as well as employee bonus plans, employee stock purchase and employee stock option plans.

   (i) CalEnergy Company, Inc. 401(k) Savings Plan. This plan permits employees to defer up to 15 percent of their compensation (as defined in the plan) annually on a pre-tax basis, subject to legally imposed limitations. CalEnergy also automatically makes matching contributions to the plan, in the amount determined by CalEnergy, to be allocated based on the amounts of the employees' contributions. The employees are always vested in 100 percent of their contributions and CalEnergy's matching contributions. The investment options under the plan consist of mutual funds and a CalEnergy stock fund.

    (ii) CalEnergy Company, Inc. Employee Stock Option Plan. CalEnergy maintains the Employee Stock Option Plan, which provides for grants of incentive and nonqualified stock options to directors, employees, consultants and independent contractors of CalEnergy. The exercise price of an incentive stock option granted under the plan generally must be not less than the fair market value of CalEnergy Common Stock at the date of grant; the exercise price of a nonqualified option is determined by the committee administering the plan and cannot be less than 85% of the fair market value at the time of grant. CalEnergy has reserved 3,739,165 shares of CalEnergy Common Stock for issuance under the Plan.

   (iii) CalEnergy Company, Inc. Employee Stock Purchase Plan. This plan permits participating employees to purchase CalEnergy Common Stock at a price below its market value and to pay for the purchases through payroll deductions. The purchase price is set at a discount of 15% from the lower of the market value of CalEnergy Common Stock on the last trading day before a six-month participation period starts or on the last trading day in the participation period. The aggregate fair market value of the shares of CalEnergy Common Stock that may be purchased under the plan by any participant in any calendar year may not exceed $25,000.

   (iv) Insurance. CalEnergy provides term life and other accidental death and disability insurance coverage to its employees at no cost.

5. PENDING LEGAL PROCEEDINGS

   CalEnergy is not a party to any material pending legal proceedings.

6. LABOR AND EMPLOYEE RELATIONS

   As of March 31, 1997, CalEnergy and its subsidiaries had approximately 4,500 employees. CalEnergy's labor and employment relations with its employees are excellent. There have been no violations by CalEnergy of the Federal National Labor Relations Act, Occupational Safety and Health Act of 1970, Fair Labor Standards Act or Employee Retirement and Income Security Act, as amended, finally adjudicated or settled within five years of the commencement of the Offer.

7. EDUCATIONAL OPPORTUNITIES

   CalEnergy provides special job training programs and, in certain circumstances, educational assistance to eligible employees who pursue programs of study that are related to the employees' field of work.

8. RELOCATION ADJUSTMENTS

   CalEnergy reimburses job applicants, new employees and current employees for certain travel and relocation expenses.

9. CHARITABLE AND CIVIC ACTIVITIES

   Consistent with CalEnergy's commitment to responsible community involvement, CalEnergy supports the arts and a variety of charitable foundations, particularly in communities in which CalEnergy operates facilities or has offices. Additionally, CalEnergy is active in community safety programs, environmental activities and educational organizations by making contributions and matching gifts to certain accredited institutions of higher education, college associations and other educational organizations.

   Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and certificates for Shares and any other required documents should be sent or delivered by each shareholder or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:

                       The Depositary for the Offer is:

                      IBJ SCHRODER BANK & TRUST COMPANY

                              Telephone Number:
                                (212) 858-2103

            BY MAIL:                        BY FACSIMILE:               BY HAND OR OVERNIGHT DELIVERY
         P.O. Box 84
     Bowling Green Station                                                    One State Street
 New York, New York 10274-0084            (212) 858-2611                  New York, New York 10004
Attn: Reorganization Operations     Attn: Reorganization Operations    Attn: Reorganization Operations
        Department                           Department                           Department

                 Confirm Facsimile by Telephone: (212) 858-2103

   Questions and requests for assistance may be directed to the Information Agent or to the Dealer Managers at their respective addresses and telephone numbers set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.

                    The Information Agent for the Offer is:

                        [MACKENZIE PARTNERS, INC LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885

                     The Dealer Managers for the Offer are:

       LEHMAN BROTHERS                        CREDIT  SUISSE  FIRST BOSTON
   3 World Financial Center                       Eleven Madison Avenue
   New York, New York 10285                     New York, New York 10010
Call collect at: (212) 526-1941                   Call: (888) 285-7693

                                                            Exhibit (a)(2)


                             LETTER OF TRANSMITTAL
                        TO TENDER SHARES OF COMMON STOCK
                                       OF

                   NEW YORK STATE ELECTRIC & GAS CORPORATION

                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED JULY 18, 1997
                                       BY

                             CE ELECTRIC (NY), INC.

                          A WHOLLY OWNED SUBSIDIARY OF

                            CALENERGY COMPANY, INC.

-------------------------------------------------------------------------------
   THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS THE OFFER
                                  IS EXTENDED.
-------------------------------------------------------------------------------

                        THE DEPOSITARY FOR THE OFFER IS:

                       IBJ SCHRODER BANK & TRUST COMPANY

                               Telephone Number:
                                 (212) 858-2103

              By Mail:                          By Facsimile:              By Hand or Overnight Delivery:
             P.O. Box 84                       (212) 858-2611                     One State Street
        Bowling Green Station          Attn: Reorganization Operations        New York, New York 10004
          New York, New York                     Department                Attn: Reorganization Operations
              10274-0084               Confirm Facsimile by Telephone:               Department
   Attn: Reorganization Operations             (212) 858-2103
              Department

 DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH
  ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE
             ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ
           CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

   This Letter of Transmittal is to be completed by shareholders either if certificates for Shares ("Certificates") are to be forwarded herewith or if delivery is to be made by book-entry transfer to the account maintained by the IBJ Schroder Bank & Trust Company (the "Depositary") at The Depository Trust Company ("DTC") or the Philadelphia Depository Trust

Company ("PHDTC") (collectively, the "Book-Entry Transfer Facilities") pursuant to the procedures set forth in Section 4 of the Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") of CE Electric (NY), Inc., a New York corporation and a wholly owned subsidiary of CalEnergy Company, Inc., a Delaware corporation.

   If a shareholder desires to accept the Offer and tender Shares pursuant to the Offer and such shareholder's Certificates are not immediately available or time will not permit all required documents to reach the Depositary prior to the expiration of the Offer (the "Expiration Date"), or the procedures for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered if the guaranteed delivery procedures set forth in
Section 4 of the Offer to Purchase are followed. See Instruction 2. DELIVERY OF DOCUMENTS TO A BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

               NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
-----------------------------------------------------------------------------










-----------------------------------------------------------------------------

                DESCRIPTION OF SHARES TENDERED
------------------------------------------------------------
                   CERTIFICATE(S) TENDERED
            (ATTACH ADDITIONAL LIST, IF NECESSARY)
------------------------------------------------------------
                                 SHARES
       CERTIFICATE             EVIDENCED           SHARES
        NUMBER(S)*         BY CERTIFICATE(S)*    TENDERED**
------------------------ -------------------- --------------
------------------------ -------------------- --------------

------------------------ -------------------- --------------

------------------------ -------------------- --------------

------------------------ -------------------- --------------
       TOTAL SHARES .....
------------------------ -------------------- --------------
  *  Need not be completed by shareholders tendering by
     book-entry transfer.
  ** Unless otherwise indicated, all Certificates delivered
     to the Depositary will be deemed to have been tendered.
     See Instruction 4.
------------------------------------------------------------

 [ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER
     MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH A BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

     Name of Tendering Institution
                                  --------------------------------------------

     Check box of Book-Entry Transfer Facility:   [ ] DTC   [ ] PHDTC

Account Number
              -----------------------------------------------------------------

Transaction Code Number
                       --------------------------------------------------------

 [ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE
     OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

        Name(s) of Registered Owner(s)
                                      -----------------------------------------
        Date of Execution of Notice of Guaranteed Delivery
                                                          ---------------------
        Window Ticket Number (If Any)
                                     ------------------------------------------
        Name of Institution which Guaranteed Delivery
                                                     --------------------------

   If delivery is by book-entry transfer, check one box:

     [ ] DTC   [ ] PHDTC

   PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS.

Ladies and Gentlemen:

   The undersigned hereby tenders to CE Electric (NY), Inc., a New York corporation (the "Purchaser") and a wholly owned subsidiary of CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), the above described shares of common stock, par value $6.66 2/3 per share (the "Shares"), of New York State Electric & Gas Corporation, a New York corporation (the "Company"), pursuant to the Purchaser's offer to purchase 6,540,670 Shares, at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"). The undersigned understands that the Purchaser reserves the right to transfer or assign, in whole and from time to time in part, to one or more direct or indirect subsidiaries of CalEnergy, the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

   Subject to, and effective upon, acceptance for payment of the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, stock splits, other Shares, rights or other securities issued or issuable in respect of the Shares on or after July 18, 1997, other than the regular quarterly cash dividend of $.35 per Share payable on August 15, 1997 to holders of record as of the close of business on July 25, 1997) which are payable or distributable to shareholders of record on a date prior to the transfer into the name of the Purchaser or its nominees or transferees on the Company's stock transfer records of the Shares purchased pursuant to the Offer (a "Distribution"), and irrevocably constitutes and appoints the Depositary the true and lawful attorney-in-fact and proxy of the undersigned with respect to such Shares (and any dividends, distributions, other Shares, rights or securities, including Distributions) with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Shares (and any such dividends, distributions, other Shares, rights or securities, including Distributions), or transfer ownership of such Shares on the account books maintained by a Book-Entry Transfer Facility, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser upon receipt by the Depositary, as the undersigned's agent, of the purchase price (adjusted, if appropriate, as provided in the Offer to Purchase), (b) present such Shares (and any dividends, distributions, other Shares, rights or securities, including Distributions) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such dividends, distributions, other Shares, rights or securities, including Distributions), all in accordance with the terms of the Offer.

   The undersigned hereby irrevocably appoints David L. Sokol and Steven A. McArthur and each of them, or any other designees of the Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote or act by written consent in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, and otherwise to act with respect to all the Shares tendered hereby that have been accepted for payment by the Purchaser prior to the time of such vote or action (and any and all non-cash dividends, distributions, other Shares, rights or securities issued or issuable in respect thereof on or after July 18, 1997), at any meeting of shareholders (whether regular or special and whether or not an adjourned or postponed meeting) of the Company, or consent in lieu of any such meeting, or otherwise. All such powers of attorney and proxies are irrevocable and coupled with an interest in the tendered Shares and are granted in consideration of, and are effective when, and only to the extent that, the Purchaser accepts such Shares for payment. Such acceptance for payment shall revoke any other proxies granted by the undersigned at any time with respect to such Shares (and any such non-cash dividends, distributions, other Shares, rights or other securities, including Distributions) and no subsequent proxies or written consents will be given (and if given will be deemed not to be effective) with respect thereto by the undersigned. The Purchaser reserves the right to require that in order for Shares to be validly tendered, immediately upon the Purchaser's acceptance of such Shares for purchase, the Purchaser is able to exercise full voting and other rights of a record and beneficial holder, including the right to act by written consent, with respect to such Shares (and any Distributions).

   The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby (and any and all dividends, distributions, other Shares, rights or other securities issued or issuable in respect thereof, including Distributions, on or after July 18, 1997, other than the regular quarterly cash dividend of $.35 per Share payable on August 15, 1997 to holders of record as of the close of business on July 25, 1997) ) and that, when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all pledges, liens, restrictions, charges, proxies and encumbrances and the same will not be subject to any adverse claim.

   Upon request, the undersigned will execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and any and all dividends, distributions, such other Shares, rights or other securities, including Distributions, other than the regular quarterly cash dividend of $.35 per Share payable on August 15, 1997 to holders of record as of the close of business on July 25, 1997) ). In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Purchaser any and all other Shares or other securities, including Distributions, issued to the undersigned on or after July 18, 1997 in respect of Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance or appropriate assurance thereof, the Purchaser shall be entitled to all rights and privileges as owner of any such other Shares or other securities and may withhold the entire consideration or deduct from the consideration the amount or value thereof, as determined by the Purchaser in its sole discretion.

   All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal and personal representatives of the undersigned. Except as sted in the Offer to Purchase and this Letter of Transmittal, this tender is irrevocable.

   The undersigned understands that tenders of Shares pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

   Unless otherwise indicated herein under "Special Payment Instructions," please issue the check for the purchase price and/or return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the registered holder(s) appearing under "Description of Shares Tendered" at the address shown below the undersigned's signature. If both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price, and/or return any certificates for Shares not tendered or accepted for payment in the name of, and deliver said certificates and check and return such certificates to, the person or persons so indicated. Shareholders delivering Shares by book-entry transfer may request that any Shares not accepted for payment be returned by crediting such account maintained at a Book-Entry Transfer Facility as such shareholder may designate by making an appropriate entry under "Special Payment Instructions." The undersigned recognizes that the Purchaser has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the registered holder thereof if the Purchaser does not accept for payment any of the Shares so tendered.

-------------------------------------------------------------------------------
                          SPECIAL PAYMENT INSTRUCTIONS
                       (SEE INSTRUCTIONS 1, 5, 6 AND 7 )

   To be completed ONLY if certificates for Shares not tendered or not purchased and/or the check for the purchase price of Shares purchased are to be issued in the name of someone other than the undersigned, or if the Shares delivered by book-entry transfer which are not purchased are to be returned by credit to an account maintained at a Book-Entry Transfer Facility other than that designated above.

Issue  [ ] Check  [ ] Certificate(s) to:

Name
    ---------------------------------------------------------------------------
                                (PLEASE PRINT)
Address
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
                              (INCLUDE ZIP CODE)


-------------------------------------------------------------------------------
                  (TAX IDENTIFICATION OR SOCIAL SECURITY NO.)
                (SEE SUBSTITUTE FORM W-9 ON THE REVERSE HEREOF)

[ ] Credit unpurchased Shares delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below:
    Check appropriate box:

      [ ] DTC   [ ] PHDTC

    ---------------------------------------------------------------------------
                                 (ACCOUNT NUMBER)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         SPECIAL DELIVERY INSTRUCTIONS
                        (SEE INSTRUCTIONS 1, 5, 6 AND 7)

 To be completed ONLY if certificates for Shares not tendered or not purchased and/or the check for the purchase price of Shares purchased are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.

 Mail  [ ] Check  [ ] Certificate(s) to:

Name
    ---------------------------------------------------------------------------
                                (PLEASE PRINT)
Address
       ------------------------------------------------------------------------

       ------------------------------------------------------------------------
                              (INCLUDE ZIP CODE)


-------------------------------------------------------------------------------
                  (TAX IDENTIFICATION OR SOCIAL SECURITY NO.)
                (SEE SUBSTITUTE FORM W-9 ON THE REVERSE HEREOF)

-----------------------------------------------------------------------------
                           SHAREHOLDER(S) SIGN HERE

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                          SIGNATURE(S) OF HOLDER(S)

 Dated:
       --------------------------------

              IMPORTANT: COMPLETE AND SIGN THE SUBSTITUTE FORM W-9

   (Must be signed by registered holder(s) exactly as name(s) appear(s) on Certificate(s) on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)

 Name(s):
         ----------------------------------------------------------------------
                                (PLEASE PRINT)

 Capacity (full title):
                       --------------------------------------------------------

 Address:
         ----------------------------------------------------------------------
                             (INCLUDING ZIP CODE)

 Area Code and Telephone Number:
                                -----------------------------------------------

 Tax Identification or Social Security Number:
                                              ---------------------------------

                           GUARANTEE OF SIGNATURE(S)
              (SEE INSTRUCTIONS 1 AND 5 TO DETERMINE IF REQUIRED)

 Authorized Signature:
                      ---------------------------------------------------------

 Name:
      -------------------------------------------------------------------------

 Name of Firm:
              -----------------------------------------------------------------

 Title:
       ------------------------------------------------------------------------

 Address:
         ----------------------------------------------------------------------

 Area Code and Telephone Number:
                                -----------------------------------------------

 Dated:
       ------------------------------------------------------------------------

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

   1. GUARANTEE OF SIGNATURES. No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Shares (which term, for the purposes of this document, shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith, unless such holder has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the reverse hereof or (ii) if such Shares are to be tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program (collectively, "Eligible Institutions"). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. If the Certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or payment of the purchase price is to be made or certificates for unpurchased Shares are to be issued or returned to a person other than the registered owner, then the tendered Certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the Certificates, with the signature(s) on the Certificates or stock powers guaranteed by an Eligible Institution. See Instruction 5.

   2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. This Letter of Transmittal is to be completed by shareholders either if certificates are to be forwarded herewith or if tenders of Shares are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the Offer to Purchase. Certificates for all physically tendered Shares, or timely confirmation of any book-entry transfer into the Depositary's accounts at DTC or PHDTC or Shares tendered by book-entry transfer, as the case may be, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry delivery, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot deliver their certificates and all other required documents to the Depositary on or prior to the Expiration Date or who cannot complete the procedures for delivery by book-entry transfer on a timely basis may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Purchaser, must be received by the Depositary on or before the Expiration Date and (iii) the certificates for all tendered Shares or confirmation of any book-entry transfer into the Depositary's account at DTC or PHDTC of Shares tendered by book-entry transfer, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)), and all other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery to the Depositary. If Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) must accompany each such delivery.

   THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH A BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER AND, EXCEPT AS OTHERWISE PROVIDED IN THIS INSTRUCTION 2, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

   No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering shareholders, by execution of this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of the acceptance of their Shares for payment.

   3. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule attached hereto.

   4. PARTIAL TENDERS (NOT APPLICABLE TO SHAREHOLDERS WHO TENDER BY BOOK-ENTRY TRANSFER). If fewer than all the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered". In such case, new certificate(s) for the remainder of the Shares that were evidenced by old certificate(s) will be sent to the registered holder, unless otherwise provided in the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

   5. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS. (a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

   (b) If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

   (c) If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

   (d) If this Letter of Transmittal or any certificates or stock powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of such person's authority so to act must be submitted.

   (e) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Shares not tendered or purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

   (f) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder(s) appear on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

   6. STOCK TRANSFER TAXES. Except as set forth in this Instruction 6, the Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offer. If payment of the purchase price is to be made to, or if certificates for Shares not tendered or purchased are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

   Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

   7. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check is to be issued in the name of, and/or certificates for unpurchased Shares are to be returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent and/or certificates for unpurchased Shares are to be returned to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Shareholders tendering Shares by book-entry transfer may request that the Shares not purchased be credited to such account maintained at a Book-Entry Transfer Facility as such shareholder may designate hereon. If no such instructions are given, such Shares not purchased will be returned by crediting the account at a Book-Entry Transfer Facility designated above. See Instruction 1.

   8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to, or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from, either the Information Agent or the Dealer Managers at their respective addresses set forth below or from your broker, dealer, commercial bank or trust company.

   9. IRREGULARITIES. All questions as to the validity (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Purchaser, in its sole discretion, whose determination shall be final and binding. The Purchaser reserves the absolute right to reject any and all tenders determined by it not to be in the appropriate form or the acceptance for purchase of which may, in the opinion of its counsel, be unlawful. As set forth in the Offer to Purchase, the

Purchaser also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the tender of any Shares of any particular shareholder whether or not similar defects or irregularities are waived in the case of other shareholders. The Purchaser's interpretations of the terms and conditions of the Offer (including these instructions) will be final and binding. Unless waived, any defects or irregularities must be cured within such time as the Purchaser shall determine. None of the Purchaser, the Dealer Managers, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. Tenders shall not be deemed to have been made until all defects and irregularities have been cured or waived.

   10. 31% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9. Under federal income tax laws, a shareholder whose tendered Shares are accepted for payment is required to provide the Depositary with such shareholder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below and certify under penalties of perjury that such number is correct and that such shareholder is not subject to backup withholding. If the Depositary is not provided with the correct TIN and certifications are not provided, the Internal Revenue Service may subject the shareholder or other payee to a $50 penalty. In addition, payments that are made to such shareholder or other payee with respect to Shares purchased pursuant to the Offer may be subject to 31% backup withholding.

   Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the shareholder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Depositary. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

   If backup withholding applies, the Depositary is required to withhold 31% of any such payments made to the shareholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

   The box in Part 3 of the Substitute Form W-9 may be checked if the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 31% of all payments made prior to the time a properly certified TIN is provided to the Depositary.

   The shareholder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the record owner of the Shares or of the last transferee appearing on the transfers attached to, or endorsed on, the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

   11. LOST, DESTROYED OR STOLEN CERTIFICATES. If any certificate(s) representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify the Information Agent. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE HEREOF) OR AN AGENT'S MESSAGE, TOGETHER WITH CERTIFICATES OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY, OR THE NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY, ON OR PRIOR TO THE EXPIRATION DATE.

                 TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS
                              (SEE INSTRUCTION 10)

                                PAYER'S NAME: IBJ SCHRODER BANK & TRUST COMPANY

-------------------------------------------------------------------------------------------------------------
SUBSTITUTE                     PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT     ----------------------------
FORM W-9                       RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.       Social Security Number
DEPARTMENT OF THE TREASURY                                                                    OR
INTERNAL REVENUE SERVICE
                                                                                 ----------------------------
                                                                                    Employer Identification
                                                                                            Number
-------------------------------------------------------------------------------------------------------------
PAYER'S REQUEST FOR            PART 2--CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
 TAXPAYER IDENTIFICATION       (1)    The number shown on this form is my correct Taxpayer Identification
 NUMBER (TIN)                         Number (or I am waiting for a number to be issued to me); and

                               (2)    I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal
                                      Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the
                                      IRS has notified me that I am no longer subject to backup withholding.

                                      CERTIFICATION INSTRUCTIONS --You must cross out item (2) in part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the
                                      IRS stating that you are no longer subject to backup withholding, do not cross out item (2).
-------------------------------------------------------------------------------------------------------------
                               SIGNATURE:                       DATE:                 PART 3
                                         ----------------------      ---------------
                               NAME (Please Print)                                       Awaiting TIN [ ]
                                                  ----------------------------------
-------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

        YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE
                    BOX IN PART 3 OF SUBSTITUTE FORM W-9.

-------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

  I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (i) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
  (ii) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

  Signature                                             Date
           --------------------------------------------     -----------------

  Name (Please Print)
                     --------------------------------------------------------
-------------------------------------------------------------------------------

   FACSIMILE COPIES OF THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, WILL BE ACCEPTED. THE LETTER OF TRANSMITTAL, CERTIFICATES FOR SHARES AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT OR DELIVERED BY EACH SHAREHOLDER OF THE COMPANY OR HIS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO THE DEPOSITARY AT ONE OF ITS ADDRESSES SET FORTH ABOVE.

   Questions and requests for assistance may be directed to the Information Agent or to the Dealer Managers as set forth below. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.

                   The Information Agent for the Offer is:

                        [MACKENZIE PARTNERS, INC. LOGO]

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885

                     The Dealer Managers for the Offer are:

LEHMAN BROTHERS                                     CREDIT SUISSE FIRST BOSTON

                                                            Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              TENDER OF SHARES OF
                                  COMMON STOCK
                                       OF
                   NEW YORK STATE ELECTRIC & GAS CORPORATION

   As set forth in Section 4 of the Offer to Purchase dated July 18, 1997 (the "Offer to Purchase"), this Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $6.66 2/3 per share (the "Shares"), of New York State Electric & Gas Corporation, a New York corporation (the "Company") or time will not permit all required documents to reach IBJ Schroder Bank & Trust Company (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by telegram, facsimile transmission or mail to the Depositary.

                        The Depositary for the Offer is:
                       IBJ SCHRODER BANK & TRUST COMPANY

                                              Telephone Number:
                                                (212) 858-2103
              By Mail:                          By Facsimile:              By Hand or Overnight Delivery:
             P.O. Box 84                       (212) 858-2611                     One State Street
        Bowling Green Station          Attn: Reorganization Operations        New York, New York 10004
   New York, New York 10274-0084                 Department                Attn: Reorganization Operations
  Attn: Reorganization Operations      Confirm Facsimile by Telephone:               Department
             Department                        (212) 858-2103

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto (see Instructions 1 and 5 of the Letter of Transmittal), such signature guarantee must appear on the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

   The undersigned hereby tenders to CE Electric (NY), Inc., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 4 of the Offer to Purchase.

Number of Shares:
                 --------------------------------------------------------------

Certificates No(s). (if available):
                                   --------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
If Share(s) will be tendered by book-entry transfer, check ONE box.
 [ ] The Depository Trust Company
 [ ] Philadelphia Depository Trust Company

Account Number:
               ----------------------------------------------------------------
Date:
     --------------------------------------------------------------------------

Name(s) of Record Holder(s):
                            ---------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Address(es):
            -------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Area Code and Telephone Number(s):
                                  ---------------------------------------------

-------------------------------------------------------------------------------

Signature(s):
             ------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program hereby (a) represents that the tender of shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees the delivery to the Depositary at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or confirmation of a book-entry transfer of such Shares, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

-------------------------------------------------------------------------------
                                  Name of Firm

-------------------------------------------------------------------------------
                                   Address

-------------------------------------------------------------------------------

Area Code and Tele. Number:
                           ----------------------------------------------------


-------------------------------------------------------------------------------
                             (Authorized Signature)

Title:
      -------------------------------------------------------------------------

Name:
     --------------------------------------------------------------------------


-------------------------------------------------------------------------------
                             (Please type or print)

Date:
     --------------------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                                            Exhibit (a)(4)


                           OFFER TO PURCHASE FOR CASH
                        6,540,670 SHARES OF COMMON STOCK
                                       OF
                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                                       AT
                              $24.50 NET PER SHARE
                                       BY
                             CE ELECTRIC (NY), INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                            CALENERGY COMPANY, INC.

-------------------------------------------------------------------------------
  THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS THE OFFER
                                 IS EXTENDED.
-------------------------------------------------------------------------------

                                                                 July 18, 1997

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

   We have been appointed by CE Electric (NY), Inc., a New York corporation (the "Purchaser") and a wholly owned subsidiary of CalEnergy Company, Inc. ("CalEnergy"), to act as the Dealer Managers in connection with its offer to purchase 6,540,670 shares of common stock, par value $6.66 2/3 per share (the "Shares"), of New York State Electric & Gas Corporation, a New York corporation (the "Company"), at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith.

   Holders of Shares whose certificates for such Shares ("Certificates") are not immediately available or who cannot deliver their Certificates, and all other required documents to the Depositary on or prior to the expiration of the Offer ("Expiration Date"), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase.

   Holders tendering their Shares will be entitled to retain the regular $.35 quarterly dividend payable on August 15, 1997 to holders of record on July 25, 1997.

   Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

   THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH, TOGETHER WITH SHARES BENEFICIALLY OWNED BY THE PURCHASER, REPRESENTS 9.9% OF THE TOTAL NUMBER OF OUTSTANDING SHARES OF NEW YORK STATE ELECTRIC & GAS CORPORATION, AND (2) THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS IMPOSED BY THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE REGULATIONS THEREUNDER. CERTAIN OTHER CONDITIONS TO CONSUMMATION OF THE OFFER ARE DESCRIBED IN SECTION 12 OF THE OFFER TO PURCHASE. THE PURCHASER EXPRESSLY RESERVES THE RIGHT TO WAIVE ANY ONE OR MORE OF THE CONDITIONS OF THE OFFER.

   Enclosed herewith for your information and for forwarding to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee are copies of the following documents:

     1. The Offer to Purchase dated July 18, 1997;

     2. The Letter of Transmittal for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares;

     3. A Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares are not immediately available or if such certificates and all other required documents cannot be delivered to the Depositary before the expiration of the Offer or if the procedures for book-entry transfer cannot be completed on a timely basis;

     4. A printed form of letter which may be sent to your clients for whose account you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     6. A return envelope addressed to the Depositary.

   YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS THE OFFER IS EXTENDED.

   In order to accept the Offer, (i) a duly executed and properly completed Letter of Transmittal with any required signature guarantees or any Agent's Message (as defined in the Offer to Purchase), or other documentation should be sent to the Depositary, and (ii) either certificates representing the tendered Shares should be delivered to the Depositary or such Shares should be tendered by book-entry transfer into the Depositary's account maintained at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

   If holders of Shares wish to tender, but it is impractical for them to forward their certificates for such Shares or other required documentation on or prior to the expiration of the Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 4 of the accompanying Offer to Purchase.

   The Purchaser will not pay any commissions or fees to any broker, dealer or other person (other than the Dealer Managers and the Information Agent, as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

   Any questions or requests for assistance may be directed to the Information Agent or to the Dealer Managers at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.

                               Very truly yours,

LEHMAN BROTHERS                                      CREDIT SUISSE FIRST BOSTON

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, CALENERGY, THE DEALER MANAGERS, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                                                       Exhibit (a)(5)


                           OFFER TO PURCHASE FOR CASH
                        6,540,670 SHARES OF COMMON STOCK
                                       OF
                   NEW YORK STATE ELECTRIC & GAS CORPORATION
                                       AT
                              $24.50 NET PER SHARE
                                       BY
                             CE ELECTRIC (NY), INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                            CALENERGY COMPANY, INC.

-------------------------------------------------------------------------------
  THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS THE OFFER
                                  IS EXTENDED.
-------------------------------------------------------------------------------

                                                                 July 18, 1997

To Our Clients:

   Enclosed for your consideration are an Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") relating to an offer by CE Electric (NY), Inc., a New York corporation (the "Purchaser") and a wholly owned subsidiary of CalEnergy Company, Inc. ("CalEnergy"), to purchase 6,540,670 shares of common stock, par value $6.66 2/3 per share (the "Shares"), of New York State Electric & Gas Corporation, a New York corporation (the "Company"), at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

   Holders of Shares whose certificates for such Shares ("Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary on or prior to the expiration of the Offer (the "Expiration Date"), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase.

   THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. ACCORDINGLY, WE REQUIRE INSTRUCTIONS AS TO WHETHER YOU WISH TO TENDER ANY OR ALL OF SUCH SHARES HELD BY US FOR YOUR ACCOUNT, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER.

   Please note the following:

   1. The Purchaser is offering to purchase 6,540,670 Shares at $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders tendering their Shares will be entitled to retain the regular $.35 quarterly dividend payable on August 15, 1997 to holders of record as of July 25, 1997. See Section 14 of the Offer to Purchase.

   2. The Offer, the proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Thursday, August 14, 1997, unless the Offer is extended.

   3. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with Shares beneficially owned by the Purchaser, represents 9.9% of the total number of outstanding Shares of New York State Electric & Gas Corporation, and (2) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder. Certain other conditions to the consummation of the Offer are described in Section 12 of the Offer to Purchase. The Purchaser expressly reserves the right to waive any one or more of the conditions of the Offer.

   4. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

   5. Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for such Shares or timely confirmation of the book-entry transfer of such Shares, into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company (collectively, the "Book-Entry Transfer Facilities"), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) (as described in Section 4 of the Offer to Purchase) in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for, or confirmations of book-entry transfer of, such Shares into the Depositary's account at a Book-Entry Transfer Facility are actually received by the Depositary.

   If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to state statute. If the Purchaser becomes aware of any state where the making of the Offer is so prohibited, the Purchaser will make a good faith effort to comply with any such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any applicable statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such states. In those jurisdictions where the laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Lehman Brothers Inc., Credit Suisse First Boston Corporation or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                        6,540,670 SHARES OF COMMON STOCK
                                       OF
                   NEW YORK STATE ELECTRIC & GAS CORPORATION

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by CE Electric (NY), Inc., a New York corporation (the "Purchaser") and wholly owned subsidiary of CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), to purchase 6,540,670 shares of common stock, par value $6.66 2/3 per share (the "Shares"), of New York State Electric & Gas Corporation, a New York corporation, at $24.50 per Share, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal.

   This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:
      ---------------------------      ----------------------------------------

                                       ----------------------------------------
                                                      Signatures

                                       ----------------------------------------

                                       ----------------------------------------
                                                     Print Name(s)

                                       ----------------------------------------

---------------------------------      ----------------------------------------
Number of Shares to be Tendered*
                                       ----------------------------------------
                         Shares                     Print Address
-------------------------
---------------------------------      ----------------------------------------
                                             Area Code and Telephone Number

                                       ----------------------------------------
                                              Tax Identification or Social
                                                    Security Number

------------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                                       Exhibit (a)(6)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------------------------
                                        GIVE THE
                                        SOCIAL
FOR THIS TYPE ACCOUNT:                  SECURITY
                                        NUMBER OF--
-------------------------------------------------------------------------------
1.An individual's account               The individual
2.Two or more individuals               The actual owner of the account
  (joint account)                       or, if combined funds, any one
                                        of the individuals(1)
3.Husband and wife                      The actual owner of the account
  (joint account)                       or, if joint funds, either
                                        person(1)
4.Custodian account of a minor          The minor(2)
  (Uniform Gift to Minors Act)
5.Adult and Minor (joint account)       The adult or, if the minor is
                                        the only contributor, the
                                        minor(1)
6.Account in the name of guardian or    The ward, minor, or incompetent
  committee for a designated ward,      person(3)
  minor, or incompetent person
7.a.The usual revocable savings trust   The grantor-trustee(1)
    account (grantor is also trustee)
  b.So-called trust account that is     The actual owner(1)
    not a legal or valid trust under
    State law
8.Sole proprietorship account           The Owner(4)

-------------------------------------------------------------------------------
                                        GIVE THE
                                        EMPLOYER
FOR THIS TYPE ACCOUNT:                  IDENTIFICATION
                                        NUMBER OF--
-------------------------------------------------------------------------------
9.A valid trust, estate,                Legal entity (Do not furnish
   or pension fund                      the identifying number of the
                                        personal representative or
                                        trustee unless the legal entity
                                        itself is not designated in the
                                        account title)(5)
10.Corporate account                    The corporation
11.Religious, charitable, or            The organization
   educational organization account
12.Partnership account held in the      The partnership
   name of the business
13.Association, club, or other          The organization
   tax-exempt organization
14.A broker or registered nominee       The broker or nominee
15.Account with the Department of       The public entity
   Agriculture in the name of a public
   entity (such as a State or local
   government, school district, or
   prison) that receives agricultural
   program payments
-------------------------------------------------------------------------------
(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)   Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o    A corporation.
o    A financial institution.
o An organization exempt from tax under section 501(a) or an individual retirement plan.
o    The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
o    An international organization or any agency or instrumentality thereof.
o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
o    A real estate investment trust.
o    A common trust fund operated by a bank under section 584(a).
o    An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).
o An entity registered at all times under the Investment Company Act of 1940.
o    A foreign central bank of issue.

Exempt payees described above nevertheless should file Form W-9 to avoid possible erroneous backup withholding.
FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

   Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, 6050A. (All "section" references herein are to the Internal Revenue Code of 1986)

PRIVACY ACT NOTICE--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

                                                       Exhibit (a)(7)

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares. The Offer is made solely by the Offer to Purchase dated July 18, 1997 and the related Letter of Transmittal and is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of CE Electric (NY), Inc. by Lehman Brothers Inc., Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
Notice of Offer to Purchase for Cash
6,540,670 Shares of Common Stock
of
New York State Electric & Gas Corporation at
$24.50 Net Per Share
by
CE Electric (NY), Inc.
a wholly owned subsidiary of CalEnergy Company, Inc. CE Electric (NY), Inc. (the "Purchaser"), a New York corporation and a wholly owned subsidiary of CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"), is offering to purchase 6,540,670 shares of common stock, par value $6.662_3 per share ("Shares"), of New York State Electric & Gas Corporation, a New York corporation ("NYSEG"), at a price of $24.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 18, 1997 (the "Offer to Purchase") and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
MIDNIGHT,
NEW YORK CITY TIME, ON THURSDAY, AUGUST 14, 1997, UNLESS THE OFFER IS EXTENDED. The Offer is not conditioned upon the Purchaser obtaining financing. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with Shares beneficially owned by the Purchaser and its affiliates, represents at least 9.9% of the Shares outstanding and (2) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder. The Offer is also subject to certain other terms and conditions contained in the Offer to Purchase. The purpose of the Offer is to enable the Purchaser to acquire that number of Shares which, together with the Shares currently beneficially owned by the Purchaser and its affiliates, will represent 9.9% of the total number of Shares outstanding as the first step in its intended acquisition of 100% of the outstanding Shares. In order for the

Purchaser to acquire more than 9.9% of the outstanding Shares, the Purchaser will be required to obtain certain regulatory approvals, including approvals from the Public Service Commission of the State of New York and the Federal Energy Regulatory Commission.

If, as a result of repurchases of outstanding Shares by NYSEG or for any other reason, the purchase by the Purchaser of 6,540,670 Shares pursuant to the Offer would cause the Purchaser to own more than 9.9% of the number of Shares then outstanding, the number of Shares to be purchased by the Purchaser pursuant to the Offer will be reduced by an appropriate number of Shares (to be determined by the Purchaser in its sole discretion) so that the purchase of Shares by the Purchaser pursuant to the Offer will not cause the Purchaser to own more than 9.9% of the number of Shares then outstanding.

In addition to the Purchaser's rights to terminate the Offer pursuant to
Section 12 of the Offer to Purchase, the Purchaser expressly reserves the right, in its sole judgment, at any time or from time to time, and regardless of whether any of the events set forth in Section 12 of the Offer to Purchase shall have occurred or shall have been determined by the Purchaser to have occurred, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, by giving oral or written notice of such extension to the Depositary (as defined in the Offer to Purchase) and (ii) to amend the Offer in any respect by giving oral or written notice of such amendment to the Depositary. Any such extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued not later than 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date (as defined in the Offer to Purchase).

Upon the terms and subject to the conditions of the Offer, the Purchaser will purchase the Shares validly tendered and not withdrawn prior to the Expiration Date in accordance with Section 4 of the Offer to Purchase, on a pro rata basis (with adjustments to avoid purchase of fractional shares) based upon the number of Shares validly tendered and not withdrawn prior to the Expiration Date. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares properly tendered to the Purchaser and not withdrawn, if, as and when the Purchaser gives oral or written notice to the Depositary of its acceptance for payment of such Shares. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for tendering shareholders for purposes of receiving payment from the Purchaser and transmitting payment to tendering shareholders. Under no circumstances will interest on the offer price for Shares be paid by the Purchaser by reason of any delay in making such payment. Upon the deposit of funds with the Depositary for the purpose of making payments to tendering shareholders, the Purchaser's obligation to make such payment shall be satisfied and tendering shareholders must thereafter look solely to the Depositary for payment of amounts owed to them by reason of the acceptance for payment of Shares pursuant to the Offer. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates evidencing such Shares (or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility (as defined in the Offer to Purchase)), pursuant to the procedures set forth in Section 4 of the Offer to Purchase, (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and
(c) any other documents required by the Letter of Transmittal.

The purchase price per Share payable to the Purchaser pursuant to the Offer will not be reduced by the amount of the regular cash dividend of $.35 per Share payable on August 15, 1997 to holders of record as of July 25, 1997.

If, for any reason whatsoever, acceptance for payment of or payment for any Shares tendered pursuant to the Offer is delayed, or the Purchaser is unable to accept for payment or pay for Shares tendered pursuant to the Offer, then, without prejudice to the Purchaser's rights set forth herein, the Depositary may, nevertheless, on behalf of the Purchaser and subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), retain tendered Shares, and such Shares may not be withdrawn except to the extent that the tendering shareholder is entitled to and duly exercises withdrawal rights as described in Section 3 of the Offer to Purchase. Any such delay will be accompanied by an extension of the Offer to the extent required by law. The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Depositary and the Information Agent. If any tendered Shares are not accepted for payment pursuant to the terms and conditions of the Offer for any reason or are not paid for because of invalid tender, or if certificates are submitted representing more Shares than are tendered, certificates representing unpurchased or untendered Shares will be returned, without expense to the tendering shareholder (or, in the case of Shares tendered by book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility as described in Section 4 of the Offer to Purchase, such Shares will be credited to an account maintained within such Book-Entry Transfer Facility), as soon as practicable following the expiration, termination or withdrawal of the Offer and determination of the final results of proration. Except as otherwise provided in Section 3 of the Offer to Purchase, tenders of Shares made pursuant to the Offer are irrevocable. Shares tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time after September 16, 1997.

In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn and, if certificates for Shares have been tendered, the name of the registered holder of Shares as set forth in the tendered certificate, if different from that of the person who tendered such Shares. If certificates for Shares ("Certificates") have been delivered or otherwise identified to the Depositary, then, before the physical release of such Certificates, the serial numbers shown on such Certificates must be submitted to the Depositary and the signatures on the notice of withdrawal must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program (collectively, "Eligible Institutions"), unless such Shares have been tendered for the account of any Eligible Institution. If Shares have been delivered pursuant to the procedures for book-entry delivery as set forth in
Section 4 of the Offer to Purchase, any notice of withdrawal must also specify the name and the number of the account at the appropriate Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with such Book-Entry Transfer Facility's procedures. Withdrawal of tenders of Shares may not be rescinded, and any Shares properly withdrawn will be deemed not to be validly tendered for purposes of the Offer. Withdrawn Shares may, however, be retendered by repeating one of the procedures described in Section 4 of the Offer to Purchase at any time before the Expiration Date. If the Purchaser waives any material condition to the Offer, or amends the Offer in any other material respect, the Purchaser will extend the Offer and disseminate additional tender offer materials to the extent required to comply with the Securities and Exchange Commission's interpretation of Rules 14d-4(c) and 14d-6(d) under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the change in terms or information.

A request is being made to NYSEG pursuant to Rule 14d-5 of the Exchange Act for use of NYSEG's shareholder lists and security position listings for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase, the related Letter of Transmittal and other relevant materials will be mailed to record holders of Shares, and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder lists or who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares by the Purchaser following receipt of such lists or listings from NYSEG, or by NYSEG if it so elects.

The Offer to Purchase and the Letter of Transmittal, which will be mailed to shareholders, contain important information which should be read carefully before any decision is made with respect to the Offer.

Questions and requests for assistance, and requests for copies of the Offer to Purchase, the Letter of Transmittal and other tender offer materials, may be directed to the Information Agent or the Dealer Managers at their respective addresses and telephone numbers set forth below. Holders of Shares may also contact brokers, dealers, commercial banks and trust companies for additional copies of the Offer to Purchase, the Letter of Transmittal or other tender offer materials. The Information Agent for the Offer is:

[MacKenzie Partners Logo]
156 Fifth Avenue
New York, New York 10010
(212) 929-5500 (call collect) or
Call Toll-Free (800) 322-2885

The Dealer Managers for the Offer are:

        Lehman Brothers                   Credit Suisse First Boston
        3 World Financial Center          Eleven Madison Avenue
        New York, New York 10285          New York, New York 10010
        Call collect at (212) 526-1941    Call: (888) 285-7693

July 18, 1997

                                                            Exhibit (a)(8)

                             FOR IMMEDIATE RELEASE


Contacts:
---------

Patti J. McAtee, Director, Corporate Communications
(402) 341-4500

Joele Frank, Abernathy MacGregor Group Inc. (212) 371-5999

         CALENERGY ANNOUNCES TENDER OFFER FOR 6,540,670 SHARES OF NYSEG
                        COMMON STOCK AT $24.50 PER SHARE

         OMAHA, Neb., July 15, 1997, CalEnergy Company, Inc. ("CalEnergy") (NYSE, PSE AND LSE symbol: CE) announced today that its wholly owned subsidiary CE Electric (NY), Inc. intends to commence a cash tender offer for 6,540,670 shares of the Common Stock of New York State Electric & Gas Corporation ("NYSEG")(NYSE symbol: NGE) at a price of $24.50 per share. Holders tendering their shares will also be entitled to retain the regular 35(cent) dividend payable in August.

         The purpose of the tender offer is to acquire shares which, together with the shares of Common Stock currently owned by CalEnergy and its affiliates, will represent 9.9% of the outstanding Common Stock of NYSEG, the maximum percentage that can be acquired without certain federal and state regulatory approvals. The tender offer is CalEnergy's first step toward the intended acquisition of 100% of NYSEG's outstanding Common Stock.

         The tender offer is not subject to any financing condition. It is, however, conditioned upon, among other things (i) at least 6,540,670 shares of Common Stock being validly tendered and not withdrawn and (ii) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act.

         On July 10, 1997, David L. Sokol, the Chairman, Chief Executive Officer and President of CalEnergy met with Wesley W. von Schack, the Chairman, Chief Executive Officer and President of NYSEG to discuss the possibility of a business combination between NYSEG and CalEnergy. Subsequent to that meeting, Mr. von Schack called Mr. Sokol to inform him that the Board of Directors of NYSEG, at a meeting on July 11, 1997, had determined that discussions of this opportunity were not a priority and could not be conducted on the timely basis which Mr. Sokol had outlined in their meeting.

         Accordingly, today Mr. Sokol sent the following letter to the Board of Directors of NYSEG:

"July 15, 1997

BY HAND AND
-----------
VIA FAX
-------

Mr. Wesley W. von Schack
Chairman, President &
  Chief Executive Officer
New York State Electric & Gas Corporation
4500 Vestal Parkway East
Binghamton, New York  13902-3607
Fax:  607-729-3318

Dear Wes:

I was disappointed to learn from you in our telephone call on Saturday, July 12th of your Board's decision that pursuing discussions with us concerning the advantages of a possible combination of New York State Electric & Gas Corporation ("NYSEG") and CalEnergy Company, Inc. ("CalEnergy") was not a priority and could not be conducted on the timely basis which I outlined to you in our meeting last week, on Thursday, July 10th. I might add that your Board's reaction does not appear to be consistent with the clear impression you gave me in our meeting last Thursday to the effect that a sale of NYSEG in the price range we conceptually discussed was an alternative that you would seriously and promptly consider and that you agreed it was in the best interests of your shareholders that you do so.

Accordingly, after considered review of the publicly available information concerning NYSEG, the CalEnergy Board has concluded that the potential strategic and financial benefits to our companies' shareholders and other concerned constituencies are compelling and should be pursued on an immediate and serious basis. Our strong preference would be to work together with you and the NYSEG Board to complete a negotiated transaction. However, in light of the confusing messages we have received from you and your Board, CalEnergy is today approaching your shareholders directly and announcing a cash tender offer to acquire for $24.50 per share that number of shares of NYSEG common stock which, together with the shares of NYSEG common stock which CalEnergy presently owns, will represent 9.9% of the total number of shares of NYSEG common stock outstanding. Holders tendering their shares will also be entitled to retain the regular 35(cent) dividend payable in August. This tender offer is the first step in the intended acquisition of 100% of NYSEG's common shares by CalEnergy.

As previously noted, we would much prefer to work together with you and your Board to achieve a negotiated transaction. Accordingly, this letter sets forth a specific proposal for consideration by you and your Board, together with a brief reiteration of the merger rationale which I shared with you at our meeting last week.

Our specific merger proposal is to commence negotiations immediately to enter into a consensual merger in which each outstanding share of NYSEG common stock would be exchanged for $27.50 in cash. This cash price represents a premium of 31.74% above the NYSEG $20 7/8 per share NYSE closing price on June 30, 1997 (the day immediately preceding the day on which we first commenced our open market purchases of NYSEG Common Stock). I would also note that the cash merger price which we propose exceeds the up to 25% premium for NYSEG Common Stock which you indicated, in our conceptual discussion during our meeting last Thursday, might be appropriate in the context of a stock for stock merger of NYSEG and CalEnergy.

As I informed you in our meeting last week, we have reviewed the regulatory issues in detail and have fully underwritten financing offers in an amount sufficient to complete the acquisition of 100% of NYSEG's common stock at the price set forth above. The difference between our proposed consensual merger price and our partial tender offer price reflects the shorter time interval and increased certainty associated with the purchase of 9.9% of NYSEG's common shares. The partial tender offer requires no regulatory approvals other than expiration of the expected 15-day Hart-Scott-Rodino waiting period, as compared to the estimated nine to twelve months for the regulatory approvals required to complete the acquisition of 100% of NYSEG's common stock.

While NYSEG clearly possesses many strengths, you have publicly acknowledged that both New York's energy industry generally and NYSEG specifically face a number of serious, complex and immediate challenges. These include:

         o The New York Public Service Commission's restructuring proceedings with respect to, among other things, (i) the lowering of the rates chargeable by NYSEG and other New York utilities, (ii) the potential divestiture of generation assets and (iii) the introduction of broadened competition;

         o Litigation by NYSEG concerning the unimplemented rate increases approved in NYSEG's last rate case (August 1995);

         o NYSEG's potentially strandable above-market costs (which you have publicly stated are more than twice the national average);

         o NYSEG's flat revenues over the last two years; and

         o The consistent underperformance of NYSEG's common stock since NYSEG cut its dividend in October 1994.

CalEnergy welcomes the deregulation of the New York electric market and views increased competition as positive and beneficial to ratepayers and the larger New York community alike. We would expect to bring a helpful competitive focus to NYSEG's transition to such an environment and in meeting the competitive challenges which it faces.

CalEnergy, which has (according to analysts' consensus estimates) expected 1997 revenues in excess of $2 billion, traces its roots to the introduction of the competitive electric generation industry within the United States and has expanded and thrived in the competitive marketplace, both within the U.S. and internationally.

As I described to you, CalEnergy's U.K. utility subsidiary, Northern Electric plc (which is engaged in the distribution and supply of electricity to approximately 1.5 million customers, primarily in Northeast England), brings us direct experience, systems and skills acquired in the deregulated and competitive U.K. electric and gas markets. We anticipate using these skills and working closely with the New York Public Service Commission to provide rate reductions for all NYSEG customers following the proposed merger, while maintaining the safe and reliable service to which they are accustomed.

Consistent with CalEnergy's decentralized regional organization, we would intend to maintain NYSEG as a separate operating business unit with its existing corporate headquarters. We would also plan to reincorporate CalEnergy in New York and grow NYSEG's business by participating aggressively in the increasingly competitive New York electric market. This would ultimately make a significant contribution to the local region's long-term ability to retain jobs and attract new jobs and businesses. CalEnergy is a high growth company which has increased its number of employees tenfold over the past 5 years and provides worldwide opportunities in its numerous locations.

As I have previously detailed, we believe that our cash merger proposal, which reflects a substantial premium over NYSEG's current market value, represents a full and fair price for your shareholders. Moreover, our proposal would permit your shareholders to realize this substantial cash value notwithstanding the significant uncertainties facing NYSEG and its business today. To the extent that you believe that your shareholders would view favorably an option to receive CalEnergy shares or other forms of consideration in lieu of the cash price we have proposed, we would be willing to consider that in the context of a negotiated transaction.

Although we have found it necessary to go directly to your shareholders with our partial tender offer and advise them of our merger proposal, my continuing preference is to pursue this opportunity on a consensual basis with you and NYSEG's board. We are available to meet with you immediately to discuss the terms of this proposal. However, if you choose not to enter into discussions with us, we believe, and we hope you will agree, that NYSEG's Board ought to permit NYSEG's shareholders to freely decide for themselves on the merits of our offer rather than taking any action which would hinder the shareholders' ability to express their views.

I look forward to hearing from you soon.

Sincerely,


David L. Sokol
Chairman & Chief Executive Officer

cc:      Board of Directors of NYSEG Corp.
         c/o Mr. Wesley W. von Schack"

         Mr. Sokol added, "Our proposed business combination would yield many benefits for NYSEG's customers and employees and the State of New York. We welcome the various initiatives of the Governor's office, the legislature and the New York Public Service Commission to introduce full competition to New York's energy market. We fully expect that CalEnergy will be able to work closely with the New York Public Service Commission to implement rate reductions for all NYSEG customers, while providing them with the same safe and reliable energy service to which they are accustomed. Lower rates would give NYSEG an advantage in meeting the competitive challenges of the deregulating energy market while contributing to New York's economic vitality and ability to attract and retain jobs. We intend to reincorporate CalEnergy in New York and maintain NYSEG as a distinct operating unit with its existing corporate headquarters. CalEnergy is a growth company that has increased its number of employees tenfold in the last five years."

Lehman Brothers Inc. and Credit Suisse First Boston Corporation are acting as financial advisors to CalEnergy and as Dealer Managers in connection with the tender offer. MacKenzie Partners, Inc. is acting as the Information Agent for the tender offer.

         CalEnergy, which manages and owns interests in over 5,000 net MW of power generation facilities in operation, construction and development worldwide, currently operates 19 generating facilities and also supplies and distributes electricity to 1.5 million customers.

                                   * * * * *

                                                       Exhibit (a)(9)

                             FOR IMMEDIATE RELEASE


Contacts:
---------

Patti J. McAtee
Director, Corporate Communications
(402) 341-4500

Joele Frank
Abernathy MacGregor Group Inc.
(212) 371-5999


         CALENERGY COMMENCES TENDER OFFER FOR 6,540,670 SHARES OF NYSEG
                        COMMON STOCK AT $24.50 PER SHARE

         New York, New York, July 18, 1997, CalEnergy Company, Inc. ("CalEnergy") (NYSE, PSE and LSE symbol: CE) announced today that its wholly owned subsidiary CE Electric (NY), Inc. has formally commenced a cash tender offer for 6,540,670 common shares of New York State Gas & Electric Corporation ("NYSEG") (NYSE symbol: NGE) at a price of $24.50 per share. Holders tendering their shares will also be entitled to retain the regular 35(cent) dividend payable in August, 1997.

         The purpose of the tender offer is to acquire shares which, together with the shares of Common Stock currently owned by CalEnergy and its affiliates, will represent 9.9% of the outstanding Common Stock of NYSEG, the maximum percentage that can be acquired without certain federal and state regulatory approvals. The tender offer is CalEnergy's first step toward the intended acquisition of 100% of NYSEG's outstanding Common Stock.

         The tender offer is scheduled to expire at 12:00 midnight, New York City time, on Thursday, August 14, 1997, unless extended.

         David L. Sokol, Chairman and Chief Executive Officer of CalEnergy, said, "Our proposed business combination would yield many benefits for NYSEG's shareholders, customers, employees and the State of New York. It is CalEnergy's continued hope to meet with NYSEG management promptly to discuss our $27.50 per share cash merger proposal."

         The tender offer is not subject to any financing condition. It is, however, conditioned upon, among other things (i) at least 6,540,670 shares of Common Stock being validly tendered and not withdrawn and (ii) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvement Act.

         Lehman Brothers Inc. and Credit Suisse First Boston Corporation are acting as financial advisors to CalEnergy and as Dealer Managers in connection with the tender offer. MacKenzie Partners, Inc. is acting as the Information Agent for the tender offer.

         CalEnergy, which manages and owns interests in over 5,000 net MW of power generation facilities in operation, construction and development worldwide, currently operates 19 generating facilities and also supplies and distributes electricity to 1.5 million customers.

                                   * * * * *

                                                            Exhibit (c)


                              LEHMAN BROTHERS INC.
                          Three World Financial Center
                                200 Vesey Street
                            New York, New York 10285

                     CREDIT SUISSE FIRST BOSTON CORPORATION
                             Eleven Madison Avenue
                            New York, New York 10010


                                                              July 14, 1997


CalEnergy Company, Inc.
302 South 36th St., Suite 400
Omaha, Nebraska 68131


Dear Sirs:

This letter confirms our understanding that CalEnergy Company, Inc. ("CalEnergy" or the "Company") has engaged Lehman Brothers Inc. ("Lehman Brothers") and Credit Suisse First Boston Corporation ("CSFB") and their relevant affiliates to act as its financial advisors with respect to the proposed acquisition (the "Acquisition") by CE Electric (NY), Inc., a subsidiary of CalEnergy, or by any other subsidiary or controlled affiliate of CalEnergy, of all or a majority of the outstanding common stock or assets of New York State Electric & Gas Corporation (the "Target").

In connection with this engagement, Lehman Brothers and CSFB will, at CalEnergy's request:

(a) undertake, in consultation with CalEnergy, a comprehensive review and financial analysis of the business, operations and prospects of the Target and provide advice to CalEnergy with respect to pricing, valuation, terms and conditions and structure of the Acquisition;

(b) develop, in consultation with CalEnergy, a strategy to complete the Acquisition, including advising on structural and tactical aspects of the Acquisition, advising on strategic alternatives during the course of the Acquisition and providing advice on financing alternatives for the Acquisition;

(c) be available at your request to meet with your Board of Directors to review the Acquisition and its financial implications and, if requested, render opinions as to

CalEnergy Company, Inc.
July 14, 1997
Page 2


         the fairness to CalEnergy, from a financial point of view, of the consideration to be paid by CalEnergy in the Acquisition;

(d) assist in the negotiations and communications with the various constituencies to the transaction including the Target's management, Board of Directors, legal and financial advisors and major shareholders, as well as relevant regulatory authorities; and

(e)      assist in the closing of the Acquisition.

In connection with this engagement, the Company will furnish Lehman Brothers and CSFB with all information concerning the Company and, to the extent available to the Company, the Target, which Lehman Brothers or CSFB reasonably requests, and will provide Lehman Brothers and CSFB with reasonable access to the Company and its officers, directors, accountants and counsel, it being understood that Lehman Brothers and CSFB will rely solely upon such information provided by the Company and the Target and their officers, directors, accountants and counsel without assuming any responsibility for independent investigation or verification thereof; in each case consistent with providing assistance in the comprehensive due diligence review described above.

Where in the course of this assignment the Company provides Lehman Brothers or CSFB with confidential information, except as otherwise required by applicable law, rule, regulation or legal process, Lehman Brothers or CSFB, as the case may be, undertakes to keep such information confidential and make reasonable efforts to ensure that its relevant employees and advisors shall agree to comply with the terms specified herein. Lehman Brothers and CSFB each shall be responsible for any breach of the terms hereof by itself and its employees. Prior to making any required disclosure, to the extent practicable and permitted by law, Lehman Brothers or CSFB, as applicable, shall provide the Company with prompt written notice of any such requirement so that the Company may seek a protective order or other appropriate remedy. For the purpose of these undertakings, information shall not be deemed to be confidential if (a) it is freely available to the public (other than by breach of this agreement) or (b) it has been made available to Lehman Brothers or CSFB from a source other than the Company or the Company's agents acting on the Company's instructions, unless such information was obtained in breach of a confidentiality agreement. Lehman Brothers and CSFB will use such information only for the purposes of its engagement in connection with the Acquisition.

As compensation for our services hereunder, the Company agrees to pay Lehman Brothers and CSFB an aggregate transaction fee of $8,500,000 (the "Transaction Fee"), of which (i) $250,000 is payable upon the filing of a pre-merger notification under the

CalEnergy Company, Inc.
July 14, 1997
Page 3


Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the Acquisition, (ii) $750,000 is payable upon the earlier to occur of (x) the execution of a merger or similar agreement between the Target and CalEnergy or a subsidiary or affiliate of CalEnergy providing for a merger or other business combination or strategic partnership with the Target or the purchase of a majority of the common stock or assets of the Target in connection with the Acquisition and (y) the delivery by Lehman Brothers or CSFB of an opinion pursuant to this engagement letter, and (iii) $7,500,000 is payable upon the closing of the Acquisition. If discussions regarding the Acquisition of the Target are terminated or such Acquisition of the Target does not occur for any reason whatsoever, then the Company shall pay to Lehman Brothers and CSFB an additional fee equivalent to 10% of any profits earned by the Company or any of its affiliates in connection with any sales or dispositions of securities of the Target, after recovery of all costs related to the purchase and sale of such securities. Each portion of the Transaction Fee or other fee which becomes payable pursuant to this engagement letter shall be allocated 60% to Lehman Brothers and 40% to CSFB; provided, however, that in the event that either (but not both) of Lehman Brothers or CSFB elects to terminate this engagement letter, then 100% of any portion of the Transaction Fee and any other fee which thereafter becomes payable shall be payable to CSFB or Lehman Brothers, respectively; provided, further, however, that in the event that either (but not both) of Lehman or CSFB elects to terminate this engagement letter and the Company engages another financial advisor with respect to the Acquisition, then the Company and the non- terminating financial advisor shall agree on an equitable allocation of the Transaction Fee and any other fee which thereafter becomes payable between the non-terminating financial advisor and such other financial advisor.

In addition, Lehman Brothers and CSFB will be reimbursed for their respective reasonable out-of-pocket expenses incurred in connection with their roles hereunder, including the reasonable fees and expenses of their legal counsel, technical consultants and any other advisors retained by Lehman Brothers or CSFB with the prior approval of the Company, which approval shall not be unreasonably withheld. The Company acknowledges that Lehman Brothers and CSFB have retained Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") to act as legal counsel in connection with this engagement. Lehman Brothers and CSFB acknowledge that Skadden Arps is also acting as legal counsel to the Company with respect to certain regulatory matters in connection with the Acquisition.

If either Lehman Brothers or CSFB is requested to render opinions, the nature and scope of any analyses as well as the form and substance of the opinions shall be such as Lehman Brothers or CSFB, as the case may be, deems appropriate and as is customary

CalEnergy Company, Inc.
July 14, 1997
Page 4


for transactions of this type. If requested by you, the opinions shall be delivered in writing.

No advice or opinion rendered by either of Lehman Brothers or CSFB, whether formal or informal, may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without its prior written consent, which consent shall not be unreasonably withheld. In addition, neither Lehman Brothers nor CSFB may otherwise be referred to without its prior written consent, which consent shall not be unreasonably withheld. If requested by Lehman Brothers or CSFB, the Company shall include a mutually acceptable reference to Lehman Brothers or CSFB, as the case may be, in any press release or other public announcement made by the Company regarding the matters described in this letter.

Since Lehman Brothers and CSFB will be acting on behalf of the Company in connection with their engagement hereunder, it is a condition of such engagement that the Company enter into a separate indemnification agreement in the form attached hereto, providing for the indemnification by the Company of Lehman Brothers, CSFB and certain related persons and entities. Such indemnification agreement is an integral part of this letter and shall remain in full force and effect regardless of any completion, modification or termination of Lehman Brothers' or CSFB's engagement hereunder.

The Company further understands that if Lehman Brothers or CSFB or any of their respective affiliates agrees to arrange the financing for the Acquisition or to act for the Company as an underwriter or placement agent in connection with the issuance of securities by the Company or in any other formal additional capacity (including as dealer-manager in any tender offer), then the terms of any such additional engagements shall be embodied in one or more separate written agreements, containing such provisions and terms as shall be finally agreed upon by the parties thereto at such time. This agreement does not constitute a commitment by Lehman Brothers or CSFB to arrange financing for the Acquisition or to act as underwriter or placement agent or in any other formal additional capacity. Such a commitment will arise only under a separate written agreement, it being understood that, except as otherwise mutually agreed by the parties hereto, any engagement to provide services to the Company under such a separate written agreement need not be apportioned between Lehman Brothers and CSFB.

Each of Lehman Brothers' and CSFB's engagement hereunder may be terminated at any time, with or without cause, by Lehman Brothers or CSFB, respectively, or by the Company, in each case upon written notice thereof to the other parties; provided, however, that in the event of any termination of Lehman Brothers' or CSFB's engagement hereunder (except as a result of Lehman Brothers' or CSFB's gross negligence or

CalEnergy Company, Inc.
July 14, 1997
Page 5


material breach of contract), Lehman Brothers or CSFB, as the case may be, will continue to be entitled to its share of the full Transaction Fee provided for herein in the event that at any time prior to the expiration of two years after such termination the Company or any controlled affiliate consummates the Acquisition of the Target and Lehman Brothers and CSFB shall continue to be entitled to the full amount of any other fee provided for herein in the event that at any time prior to the expiration of two years after such termination the circumstances giving rise to such fee shall occur; provided, further, that any termination of Lehman Brothers' and/or CSFB's engagement hereunder shall not affect the Company's obligation to pay the accrued and unpaid fees and expenses to the extent provided for herein and to indemnify Lehman Brothers, CSFB and certain related persons and entities as provided in the separate letter agreement referred to above.

This letter and the indemnification agreement may not be amended or modified except in writing. This agreement has been made solely for the benefit of the Company, Lehman Brothers and CSFB and the Indemnified Persons referred to in the attached indemnification agreement and their respective heirs, successors and assigns, and no other person or entity shall acquire or have any rights under or by virtue of this agreement.

In connection with this engagement, Lehman Brothers and CSFB are acting as independent contractors and not in any other capacity, with duties owing solely to the Company. All aspects of the relationship created by this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof. The rights and obligations of each of Lehman Brothers and CSFB set forth herein are several and not joint.

CalEnergy Company, Inc.
July 14, 1997
Page 6


We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this engagement letter.


                                            Very truly yours,


                                            LEHMAN BROTHERS INC.


                                            By: /s/ Joseph Sauvage
                                               -----------------------------
                                               Name:  Joseph Sauvage
                                               Title:  Managing Director


                                            CREDIT SUISSE FIRST BOSTON
                                              CORPORATION


                                            By: /s/ Adebayo O. Ogunlesi
                                               -----------------------------
                                               Name:  Adebayo O. Ogunlesi
                                               Title:  Managing Director


Accepted and agreed to as of the date first written above:

CALENERGY COMPANY, INC.


By: /s/ Steven A. McArthur
   -------------------------------
   Name: Steven A. McArthur
   Title: Senior Vice President

To:      Lehman Brothers Inc.                                     July 14, 1997
         Three World Financial Center
         200 Vesey Street
         New York, New York 10285

         Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, New York 10010


         In connection with your engagement (the "engagement") to advise and assist CalEnergy Company, Inc. (the "Company" or "we") with the proposed acquisition of New York State Electric & Gas Corporation, we agree to indemnify and hold harmless Lehman Brothers Inc. ("Lehman Brothers") and its affiliates, Credit Suisse First Boston Corporation ("CSFB") and its affiliates (each of Lehman Brothers and CSFB is referred to herein individually as an "Advisor" and, collectively, as the "Advisors"), the respective directors, officers, partners, agents and employees of Lehman Brothers, CSFB and their affiliates, and each other person, if any, controlling Lehman Brothers, CSFB or any of their affiliates (collectively, "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to the Company for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") related to or arising out of the engagement or your performance thereof, except that this clause shall not apply to any Losses suffered by any Advisor (or its related Indemnified Persons) to the extent that they are finally judicially determined or agreed to have resulted from the bad faith, willful misconduct, or gross negligence of such Advisor. If such indemnification is for any reason not available to any Indemnified Person or is insufficient to hold such Indemnified Person harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by such Indemnified Person (or its related Advisor) with respect to the engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of such Indemnified Person (or its related Advisor) on the other hand, provided, however, that, to the extent permitted by applicable law, no Indemnified Person (together with its related Indemnified Persons and related Advisor) shall be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by such Indemnified Person (or its related Advisor) and its affiliates from us and our affiliates in connection with the engagement. Relative benefits to us, on the one hand, and any Indemnified Person, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our affiliates or our security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the engagement bears to (ii) all fees paid or proposed to be paid to such Indemnified Person (or its related Advisor) and its affiliates by us and our affiliates in connection with the engagement.

         We will reimburse each Indemnified Person for all reasonable expenses (including without limitation reasonable fees and disbursements of counsel and expenses incurred in connection with preparing for and responding to third party subpoenas) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim or proceeding ("Action") referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. Lehman Brothers or CSFB will promptly notify us of any Actions or potentially indemnifiable events hereunder, but the failure so to notify shall not relieve us of any liability hereunder except to the extent we have been materially prejudiced thereby. In addition, Lehman Brothers and CSFB will cause all Indemnified Persons to comply with all reasonable instructions given by us, and to provide us with reasonable assistance in resolving any Action. We further agree that we will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) without the consent of each Indemnified Person, such consent not to be unreasonably withheld.

         Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. We acknowledge that in connection with the engagement you are acting as an independent contractor with duties owing solely to us. YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

         The provisions of this agreement shall apply to the engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the engagement. This agreement and any other agreements relating to the engagement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.


                                            Very truly yours,

                                            CALENERGY COMPANY, INC.


                                            By: /s/ Steven A. McArthur
                                               --------------------------------
                                               Name:  Steven A. McArthur
                                               Title:  Senior Vice President



Accepted and Agreed:

LEHMAN BROTHERS INC.


By: /s/ Joseph Sauvage
   -------------------------------
   Name:  Joseph Sauvage
   Title:  Managing Director


CREDIT SUISSE FIRST BOSTON
  CORPORATION


By: /s/ Adebayo O. Ogunlesi
   -------------------------------
   Name:  Adebayo O. Ogunlesi
   Title:  Managing Director